Exhibit 10.1

CERTAIN PORTIONS HEREOF DENOTED WITH “[***]” HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION

INDUSTRIAL LEASE AGREEMENT

Between

Landlord: Marley Neck 3R, LLC

And

Tenant: Under Armour, Inc.

Dated: October 19, 2006.

TABLE OF CONTENTS

1.	PREMISES

2.	LEASE TERM

3.	LANDLORD’S FAILURE TO GIVE POSSESSION

4.	QUIET ENJOYMENT

5.	BASE RENT

6.	RENT PAYMENT

7.	OPERATING EXPENSES/TAXES

8.	LATE CHARGE AND INTEREST

9.	PARTIAL PAYMENT

10.	SECURITY DEPOSIT

11.	USE OF PREMISES/ENVIRONMENTAL MATTERS

12.	WASTE DISPOSAL

13.	ENTERING PREMISES

14.	RULES AND REGULATIONS

15.	UTILITIES

16.	SIGNS

17.	ASSIGNMENT AND SUBLETTING

18.	MORTGAGEE’S RIGHTS

19.	REPAIRS BY LANDLORD

20.	REPAIRS BY TENANT

21.	ALTERATIONS AND IMPROVEMENTS

22.	LIENS

23.	DESTRUCTION OR DAMAGE

i

24.	EMINENT DOMAIN

25.	DAMAGE OR THEFT OF PERSONAL PROPERTY

26.	INSURANCE; WAIVERS

27.	LIABILITY OF TENANT

28.	ACCEPTANCE AND WAIVER

29.	TENANT’S ESTOPPEL

30.	NOTICES

31.	ABANDONMENT OF PREMISES

32.	DEFAULT

33.	LANDLORD’S REMEDIES

34.	LANDLORD’S RIGHT TO CURE DEFAULTS

35.	CUMULATIVE RIGHTS/NO WAIVER

36.	ATTORNEYS’ FEES

37.	SERVICE OF NOTICE

38.	SURRENDER OF PREMISES

39.	REMOVAL OF FIXTURES

40.	HOLDING OVER

41.	RELOCATION

42.	FORCE MAJEURE

43.	SALE

44.	LIMITATION OF LIABILITY

45.	BROKER DISCLOSURE

46.	RELATIONSHIP OF PARTIES

47.	SECTION TITLES

48.	WAIVER OF TRIAL BY JURY; SERVICE OF PROCESS; AND VENUE

49.	PARTIAL INVALIDITY

50.	ENTIRE AGREEMENT

51.	AUTHORITY

52.	FINANCIAL STATEMENTS AND INFORMATION

53.	GOVERNING LAW

54.	LANDLORD’S TITLE

55.	TIME OF ESSENCE

56.	SURVIVAL

57.	INDEPENDENT COVENANTS

58.	PREPARATION OF LEASE

59.	SUCCESSORS AND ASSIGNS

60.	SUBMISSION OF AGREEMENT

61.	COUNTERPARTS

62.	***

63.	USA PATRIOT ACT AND ANTI-TERRORISM LAWS

LIST OF EXHIBITS

A	Legal Description
A-1	Plan of Premises
B	Initial Improvements
C	Substantial Completion/Acceptance Certificate
D	Rules and Regulations
E	Non-Disturbance, Attornment, Estoppel and Subordination Agreement

BASIC LEASE PROVISIONS

The following sets forth some of the basic provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control. These Basic Lease Provisions are hereby incorporated into and form a party of the Industrial Lease Agreement to which they are attached.

1.	Building (See Section 1):	1040 Swan Creek Drive
Swan Creek Distribution
Baltimore, Maryland 21226

2.	Rentable Square Feet of Premises:	308,220
	Rentable Square Feet of Building:	308,220
(See Section 1)

3.	Term (See Section 2):	Seventy-eight (78) full calendar months
	Target Commencement Date:	November 1, 2006 subject to Section 2
	Target Expiration Date:	April 30, 2013 subject to Section 2

4.	Base Rent (See Section 5):

Lease Year	Annual Rate Per Rentable Square Foot of Premises	Monthly Installment
1	$***	$***
2	$***	$***
3	$***	$***
4	$***	$***
5	$***	$***
6	$***	$***

5.	Rent Payment Address (See Section 5)
	Marley Neck 3R, LLC c/o Property Management Associates 7520 Parkway Drive, Suite 230 Hanover, Maryland 21076

6.	Use of Premises:	Warehousing and office purposes ancillary thereto

7.	Tenant’s Share (See Section 7):	100%

8.	Security Deposit (See Section 10):	$***

9.	Parking Spaces (See Section 1):	172

10.	Tenant Improvement Allowance:	$*** See Section 1 of Lease regarding work required to be performed by Landlord at its cost which will not be charged to this allowance

11.	Landlord’s Broker (See Section 45):	Transwestern Commercial Services
	Tenant’s Broker (See Section 45):	AGM Commercial Real Estate Advisors

12.	Notice Address (See Section 30)

	Landlord	Tenant
	Marley Neck 3R, LLC	Under Armour, Inc.
	c/o ASB Capital Management LLC	1020 Hull Street
	7501 Wisconsin Avenue	Baltimore, Maryland 21230
	Suite 200E	Attn: J. Scott Plank
Bethesda, Maryland 20814
	Attn: Mandi Wedin	with copies to:
Under Armour, Inc.
	with a copy to:	1020 Hull Street
	Transwestern Commercial Services	Baltimore, Maryland 21230
	6700 Alexander Bell Drive	Attn: Kevin Haley, General Counsel
Suite 350
	Columbia, Maryland 21046	and
Attn: Mary Frances Costantino
WilmerHale
100 Light Street
Baltimore, Maryland 21202
Attn: Mark Pollak, Esq.

2

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this instrument under seal as of the date set forth on the first page hereof.

Landlord:			Tenant:

MARLEY NECK 3R, LLC,			UNDER ARMOUR, INC.,
a Delaware limited liability company			a Maryland corporation

By:		ASB Capital Management, LLC,	By:	/s/ Wayne A. Marino
		a Maryland limited liability company,	Print Name:	Wayne A. Marino
		its agent	Its:	Executive Vice President and Chief Financial Officer

	By:	/s/ Mandi L. Wedin
Mandi L. Wedin
Vice President
ATTEST/WITNESS:			ATTEST/WITNESS:

By:		/s/ John Skram	By:	/s/ Velma Dietz
Print Name:		John Skram	Print Name:	Velma Dietz
Its:		Managing Director	Its:	Executive Assistant & Notary

3

INDUSTRIAL LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (hereinafter called the “Lease”) is made and entered into as of the date appearing on the first page hereof by and between the Landlord and Tenant identified above.

1. Premises. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord the Premises located in the Building identified in the Basic Lease Provisions, situated on a portion of the real property described in Exhibit A attached hereto and allocated to the Building (the portion of such real property allocable to the Building is hereinafter referred to as the “Property”, with the balance of such real property allocated to that building located adjacent to the Building at 1041 Swan Creek Drive [if the Building is located at 1040 Swan Creek Drive] or at 1040 Swan Creek Drive [if the Building is located at 1041 Swan Creek Drive]), such Premises as all further shown by diagonal lines on the drawing attached hereto as Exhibit A-1 and made a part hereof by reference. Tenant has inspected the Premises and agrees to accept the same “AS IS,” without representation or warranty on the part of Landlord to perform any improvements therein, except with respect to the Premises initially leased under this Lease: (i) Landlord shall, at its cost, cause the roof of the Premises, heating system serving the warehouse portion of the Premises, the water system serving the Premises, the sewer system serving the Premises, Building standard interior lighting in the warehouse portion of the Premises, fire sprinkler system serving the Premises, loading doors for the Premises, loading equipment for the Premises and exterior walls of the Premises, all as existing on the date of this Lease to be in good working order and condition as of the date on which Landlord delivers possession of the Premises to Tenant; (ii) Landlord shall, at its cost, cause electric service provided to the Premises to be separately metered, it being understood and agreed that Tenant shall be responsible for paying for all electric service supplied to the Premises during the Term; and (iii) Landlord shall, at its cost, install twenty-five (25) footcandles metal halide fixtures in an open configuration in the warehouse portion of the Premises (i.e. of that portion of the Premises excluding the office space to be constructed pursuant to Exhibit B attached to this Lease). Landlord represents to Tenant that, to Landlord’s knowledge (as defined below), the Building complies with all currently applicable laws and regulations of governmental authorities having jurisdiction over the Building, including Environmental Laws (as defined in Subsection 11(a)(1) of this Lease). The term “Landlord’s knowledge” as used herein shall mean actual knowledge of Ms. Mandi Wedin (“Landlord’s Representative”) and shall not be construed, by invocation or otherwise, to refer to the knowledge of any other person or entity or to impose or have imposed upon Landlord’s Representative any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. Information actually known to Landlord’s Representative excludes information of which Tenant or any of its employees or agents has knowledge or notice prior to the date of this Lease. There shall be no personal liability on the part of Landlord’s Representative arising out of any representation or warranty made in this Agreement. In the event of a breach of Landlord’s forgoing representation, Tenant’s sole remedy for the same shall be to require Landlord to take action to cause the subject matter to comply to the subject applicable laws, at Landlord’s sole cost. In such event, Tenant shall reasonably cooperate with Landlord in order to permit Landlord to perform the subject work. Landlord and Tenant agree that the number of square feet described in Item 2 of the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises. Subject to the terms of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year.

Tenant shall have the non-exclusive right, in common with the other parties occupying the Building, to use the grounds, sidewalks, parking areas, driveways and alleys of the Property designated by Landlord for the common use of tenants of the Building, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant may park only up to the maximum number of automobiles and trucks shown in Item 9 of the Basic Lease Provisions near the Premises during normal business hours on a non-exclusive basis. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord’s prior consent, which may be withheld in Landlord’s sole and absolute discretion. Tenant shall not succeed to any of Landlord’s easement rights over and relating to the Building or the Property, nor shall Tenant obtain any rights to common areas, as designated by Landlord, other than those rights specifically granted to Tenant in this Lease. Landlord shall have the sole right of control over the use, maintenance, configuration, repair and improvement of the common areas. Landlord may make such changes to the use or configuration of, or improvements comprising, the Building and the Property as Landlord may elect without liability to Tenant, subject only to Tenant’s vehicular parking rights shown in Item 9 of the Basic Lease Provisions and no material interference with Tenant’s business operations in the Building, except to the extent such material interference may not be avoided with respect to the performance of Landlord’s obligations under this Lease or in connection with work performed by Landlord to comply with applicable laws, in which event Landlord shall use its commercially reasonable efforts to minimize interference with Tenant’s business operations in the Premises during the course of Landlord’s performance of the subject work.

2. Lease Term.

2.1 General. Tenant shall have and hold the Premises for the term (“Term”) identified in the Basic Lease Provisions commencing on the date (the “Commencement Date”) which is the earlier of (i) the date on which Landlord notifies Tenant that the Premises are substantially complete (or would have been substantially complete but for any delays caused by Tenant, its agents and employees), or (ii) the date Tenant first occupies all or any portion of the Premises for the conduct of its business, and shall terminate at midnight on the last day of the Term (the “Expiration Date”), unless sooner terminated or extended as hereinafter provided. If the Commencement Date occurs on a day other than the first day of a calendar month, then the Term shall be for the period identified in the Base Lease Provisions plus the number of days beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit C, specifying and/or confirming the Commencement Date and the Expiration Date.

2.2 Option to Extend.

2.2.1 Option Right. Tenant shall have one (1) option to extend the Term (the “Option to Extend”) for a period of five (5) years (the “Option Term”), which option shall, if at all, be exercisable by Tenant’s delivery of notice to Landlord in accordance with Section 2.2.1.2 below, provided that Tenant is not in default under this Lease as of the date of delivery of such notice or on the date for the proposed commencement of the Option Term. The Option to Extend shall be personal to the original named Tenant under this Lease, shall be nontransferable and shall be exercisable by Tenant only if Tenant is in possession of the entire Premises. Upon the proper exercise of the Option to Extend, the then current Term shall be extended for the Option Term and all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Option Term, except that (i) the annual rate of rent payable by Tenant for the Premises during the Option Term shall be as set forth below in this Section 2.2, and (ii) Tenant shall have no further right to extend the Term. If Tenant fails to timely and properly exercise the Option to Extend in accordance with this Section 2.2, the Option to Extend shall be of no further force or effect.

2.2.1.1 Option Rent. ***

2.2.1.2 Exercise of Option. The right set forth in this Section 2.2 shall be exercised by Tenant, if at all, by delivering notice to Landlord not more than twelve (12) months nor less than nine (9) months prior to the last day of the then current Term. ***

3. Landlord’s Failure to Give Possession. Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant if such failure is due to any previous tenant’s failure to vacate the Premises or any other matter beyond Landlord’s control, except that the commencement of the Term shall be delayed until Landlord delivers possession of the Premises to Tenant (so long as Tenant is not responsible for such failure or delay).

4. Quiet Enjoyment. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof, subject to this Lease and any ground lease, mortgage or trust deed now or hereafter encumbering the Building or the Property. Landlord shall not be responsible for the acts or omissions of Tenant, any other tenant, or any third party that may interfere with Tenant’s use and enjoyment of the Premises.

5. Base Rent. Tenant shall pay to Landlord, at the address stated in the Basic Lease Provisions or at such other place as Landlord shall designate in writing to Tenant, annual base rent (“Base Rent”) in the amounts set forth in the Basic Lease Provisions. The term “Lease Year”, as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the *** month anniversary of the Commencement Date; provided, however, if the *** month anniversary of the Commencement Date occurs other than on the first (1st) day of a calendar month, the first Lease Year shall be that partial month plus the first full twelve (12) months thereafter. Notwithstanding the foregoing, Tenant’s obligation for the payment of Base Rent shall be abated for the *** (***) month period beginning on the Commencement Date. The term “Rent Commencement Date” as used herein shall mean the first day following the last day of the *** (***) month period beginning on the Commencement Date. Notwithstanding the foregoing, the amount of Base Rent payable by Tenant for the Premises for the *** (***) through *** (***) months of the Term shall be equal to *** Dollars ($***) per month (calculated at the rate of $*** per square foot for 100,000 square feet), and the amount of Base Rent payable by Tenant for the Premises for the *** (***) through the *** (***) months of the initial Term shall be equal to *** Dollars ($***) per month (calculated at the rate of $*** per square foot for 200,000 square feet).

6. Rent Payment. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on or before the first (1st) day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset of any kind whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent (in the amount of $*** - hereafter referred to as the “Initial Base Rent Installment”) shall be due and payable on the date of execution of this Lease by Tenant and shall be applied to the Base Rent payable by Tenant beginning on the Rent Commencement Date until exhausted. On the first day of the calendar month in which the application of the Initial Base Rent Installment is exhausted, Tenant shall pay to Landlord the balance of Base Rent for such calendar month in the amount of the monthly installment of Base Rent payable for the subject calendar month reduced by the portion of the Initial Base Rent Installment which is applied to the Base Rent payable for the subject calendar month. Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

7. Operating Expenses/Taxes.

(a) Tenant agrees to reimburse Landlord throughout the Term, as “Additional Rent” hereunder, for Tenant’s Share (as defined below) of: (i) the annual Operating Expenses (as defined below) for each calendar year, or portion thereof, during the Term; and (ii) the annual Taxes (as defined below) for each calendar year, or portion thereof, during the Term. The term “Tenant’s Share” as used in this Lease shall mean the percentage determined by dividing the square footage of the Premises by the square footage of the Building. Landlord and Tenant hereby agree that Tenant’s Share with respect to the Premises initially demised by this Lease is the percentage amount set forth in Item 7 of the Basic Lease Provisions. Tenant’s Share of Operating Expenses and Taxes for any calendar year shall be appropriately prorated for any partial year occurring during the Term.

Tenant’s obligation for the payment of Tenant’s Share of Expenses and Taxes shall be abated with respect to that period beginning on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date.

(b) “Operating Expenses” shall mean all costs and amounts incurred by Landlord with respect to the ownership, maintenance and operation of the Building and the Property including, but not limited to: maintenance, repair and replacement of the plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance of exterior areas such as gardening and landscaping, snow removal and signage; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utility services attributable to the common areas; personnel costs directly related to the maintenance or operation of the Building; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Building and the Property; fees for required licenses and permits; and a property management fee. Operating Expenses do not include: (a) the cost of capital repairs, replacements or improvements, other than annual depreciation (based on the useful life of the item under generally accepted accounting principles) on any such capital repair, replacement or improvement, provided that the work to be performed under Section 1 hereof or with the Tenant Improvement Allowance will neither be an Operating

Expense nor be the subject of depreciation that might otherwise be treated as an Operating Expense; (b) debt service under mortgages or ground rent under ground leases; (c) costs of restoration to the extent of net insurance proceeds received by Landlord; (d) leasing commissions and tenant improvement costs; (e) except to the extent described in clause (a) above, depreciation of the Building or any improvements therein; and (f) Taxes as defined below. If during all or a portion of any calendar year all space in the Building is not leased to Tenant, and (i) Landlord is not providing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant, or (ii) any tenant is separately paying for work or service (the cost of which would otherwise be included in Operating Expenses), then Operating Expenses for such calendar year shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred, as reasonably determined by Landlord, for the subject calendar year if Landlord had provided such work or service to such tenant during the entirety of such calendar year and such tenant was not obligated to separately pay for the same. If all space in the Building is not leased to Tenant during all or a portion of any calendar year, then Operating Expenses for such calendar year shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred, as reasonably determined by Landlord, for the subject calendar year if the Building had been fully occupied during the entire subject calendar year, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such calendar year. If the Building is operated as part of a complex of buildings or in conjunction with other buildings, then Landlord shall allocate common costs and other amounts among such buildings.

(c) “Taxes” shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Building and the Property, subject to the following: (i) the amount of ad valorem real and personal property taxes against Landlord’s real and personal property to be included in Taxes shall be the amount required to be paid for any calendar year, notwithstanding that such Taxes are assessed for a different calendar year (the amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City where the Building is located, any political subdivision of either, or any other taxing body, on rents or other income from the Building and the Property (or the value of the leases thereon); (iv) there shall be excluded from Taxes all taxes assessed on the net income realized by Landlord from the Building except those which may be included pursuant to the preceding subsection (iii) above, excess profits taxes, franchise, capital stock, and inheritance or estate taxes; and (v) Taxes shall also include Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) in contesting or attempting to reduce any Taxes assessed for a different calendar year (so long as such year or portion of such year was within the Term). If the Building is operated as part of a complex of buildings or in conjunction with other buildings, or if the Property is assessed for taxes together with other real property, then Landlord shall allocate common costs, taxes and other amounts among such buildings and land.

(d) Landlord shall, on or before the Commencement Date and as soon as reasonably possible after the commencement of each calendar year thereafter, provide Tenant with a statement of the estimated monthly installments of Tenant’s Share of Operating Expenses and Taxes which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the next ensuing calendar year, as the case may be. Landlord shall deliver to Tenant after the close of each calendar year (including the calendar year in which this Lease terminates), a statement (“Landlord’s Statement”) containing the following: (1) the amount of Operating Expenses for such calendar year; and (2) the amount of Taxes for such calendar year. Upon reasonable prior request given not later than thirty (30) days following the date Landlord’s Statement is delivered to Tenant, Landlord will provide Tenant detailed documentation to support such Landlord’s Statement or provide Tenant with the opportunity to review such supporting information. Tenant shall pay to Landlord upon demand all costs incurred by Landlord in connection with any review of Landlord’s books and records made or requested by Tenant. If Tenant does not notify Landlord of any objection to Landlord’s Statement within ninety (90) days after the later of delivery of Landlord’s Statement or such requested supporting documentation, Tenant shall be deemed to have accepted Landlord’s Statement as true and correct and shall be deemed to have waived any right to dispute the Operating Expenses and/or Taxes due pursuant to that Landlord’s Statement. If Tenant does so timely and properly object to the subject Landlord’s statement, then a certification as to the proper amount of the subject Additional Rent shall be made, at Tenant’s expense, by Landlord’s independent certified public accountant, which certification shall be final and conclusive. Tenant acknowledges that Landlord maintains its records for the Building and the Property at Landlord’s main office, and Tenant agrees that any review of records under this Section shall be at the sole expense of Tenant and shall be conducted by an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Expenses achieved through the inspection process. Tenant acknowledges and agrees that any records reviewed under this Section constitute confidential information of Landlord, which shall not be disclosed to anyone other than the person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute an event of default by Tenant under this Lease.

(i) Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Section 5 above, as Additional Rent hereunder, the estimated monthly installment of Tenant’s Share of Operating Expenses and Taxes for the calendar year in question. Landlord may from time to time deliver to Tenant a yearly estimate statement (the “Estimated Operating Expense and Taxes Statement”) which shall set forth Landlord’s reasonable estimate of the Operating Expense and Taxes for the then-current calendar year. Following Tenant’s receipt of an Estimated Operating Expense and Taxes Statement, Tenant shall pay, with its next installment of Base Rent due, a fraction of the amount of Operating Expenses and Taxes estimated by Landlord and reflected therein, less the aggregate amount paid by Tenant for the same for the subject calendar year. Such fraction shall have as its numerator the number of months which have elapsed in the then-current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimated Operating Expense and Taxes Statement is furnished, Tenant shall pay monthly, with monthly installments of Base Rent, an amount equal to one-twelfth (1/12) of the total Operating Expense and Taxes set forth in the last Estimated Operating Expense and Taxes Statement delivered by Landlord to Tenant. At the end of any calendar year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of Operating Expenses and Taxes for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant’s Share of Operating Expenses and Taxes for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

(ii) For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Section shall apply, but Tenant’s Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the pro rata portion of Tenant’s Share for such calendar year (in the manner provided above) and when the actual prorated Tenant’s Share for such calendar year is determined, Landlord shall send Landlord’s Statement to Tenant for such year and if such Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year exceeded the actual prorated Tenant’s Share for such calendar year, Landlord shall include a refund for that amount along with the Statement (subject to offset in the event Tenant is in default hereunder). If Landlord’s Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year were less than the actual prorated Tenant’s Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days after the date of receipt of Landlord’s Statement. If the Building is operated as part of a complex of buildings or in conjunction with other buildings, then Landlord shall allocate common costs, taxes and other amounts among such buildings.

(e) Tenant shall reimburse Landlord upon demand for any and all taxes and other charges imposed by Governmental Authorities required to be paid by Landlord when, said taxes or other charges are: (i) measured by or reasonably attributable to the cost or value of equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be vested in Tenant or Landlord; (ii) assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any other portion of the Building and/or the Property; or (iii) assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

8. Late Charge and Interest. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, a late charge of ten percent (10%) of such past due amount shall be immediately due and payable as Additional Rent hereunder, and interest shall accrue on all delinquent amounts from the date past due until paid at the lower of a rate (the “Interest Rate”) of one and one-half (1.5%) percent per month or fraction thereof from the date such payment is due until paid (annual percentage rate = 18%), or the highest rate permitted by applicable law.

9. Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

10. Security Deposit. Concurrently with its execution and delivery of this Lease, Tenant shall pay Landlord the amount identified as the Security Deposit in the Basic Lease Provisions (hereinafter referred to as “Security Deposit”) as evidence of good faith on the part of Tenant in the fulfillment of the terms of this Lease, which shall be held by the Landlord during the Term of this Lease, or any renewal thereof. Under no circumstances will Tenant be entitled to any interest on the Security Deposit. The Security Deposit may be applied by Landlord, at its sole discretion, to any amount owing to the payment of any Rent or any other sum which Tenant has failed to timely pay in accordance with the provisions of this Lease, or for the payment of any amount that Landlord may incur by reason of Tenant’s default, or to compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the amount of the Security Deposit specified in the Basic Lease Provisions as may be reduced pursuant to the following terms of this Section, and Tenant’s failure to do so shall be an event of default under this Lease. The use or application of the Security Deposit or any portion thereof by Landlord shall not (i) prevent Landlord from exercising any other right or remedy provided by this Lease, it being intended that Landlord shall not first be required to proceed against the Security Deposit, or (ii) operate as a limitation on any recovery to which Landlord may otherwise be entitled. If there are no payments to be made from the Security Deposit as set out in this Section, or if there is any balance of the Security Deposit remaining after all payments have been made, the Security Deposit, or such balance thereof remaining, will be refunded to Tenant within thirty (30) days after fulfillment by Tenant of all obligations hereunder (including payment of the balance of any year-end reconciliation). In no event shall Tenant be entitled to apply the Security Deposit to any Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant’s creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord’s other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises. Upon sale or conveyance of the Building, Landlord may transfer or assign the Security Deposit to any new owner of the Premises, and upon such transfer all liability of Landlord for the Security Deposit shall terminate. Landlord shall be entitled to commingle the Security Deposit with its other funds.

Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease beyond the expiration of any applicable cure period as of the effective date of the reduction of the Security Deposit or as of the date Landlord is required to return such portion of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit by *** and *** ($***) effective as of the first day of the thirteenth (13th) full calendar month of the Term. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with notice stating that the Security Deposit is required to be reduced as provided above (the “Reduction Notice”). If Tenant provides Landlord with a Reduction Notice, Landlord shall refund the applicable portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of (A) Landlord’s receipt of the Reduction Notice, or (B) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above.

11. Use of Premises/Environmental Matters.

(a) Use. Tenant shall use and occupy the Premises solely for the purpose set forth in the Basic Lease Provisions and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid law, ordinance or regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which will void the insurance or increase the rate of insurance on the Premises, the Building or the Property, nor in any manner inconsistent with the quality of the Building. At its sole expense, Tenant shall promptly comply with all laws codes, ordinances, regulations and requirements of government and quasi-government authorities concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, excluding, however, matters that are the responsibility of Landlord under Section 19 hereof. If any of the foregoing requires an occupancy, use or other permit or license for the Premises for the operation of the business conducted therein, then Tenant shall timely obtain and keep current each such permit or license at Tenant’s expense, and Tenant shall promptly deliver a copy thereof to Landlord. Tenant acknowledges that Landlord has made no representations or warranties with respect to the suitability of the Premises for Tenant’s proposed use.

(b) Environmental Matters.

(1) For purposes of this Lease:

“Contamination” means the presence of or release, spillage, leakage, migration, disposal, burial, or placement of Hazardous Substances (as hereinafter defined) upon, within, below, or into any surface water, ground water, land surface, subsurface soil or strata, building, or improvement at any portion of the Premises, the Building or the Property.

“Environmental Laws” means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface soil or strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq., (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.) (v) the

Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.) (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§5101 et seq.) (viii) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); (ix) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) – (viii) of this subsection; (x) any amendments to the statutes, laws or ordinances listed in parts (i) – (ix) of this subsection, regardless of whether in existence on the date hereof; (xi) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) – (x) of this subsection; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters.

“Hazardous Substances” means any chemical, waste, by-product, pollutant, contaminant, compound, product, substance, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, (i) RCRA hazardous wastes, (ii) CERCLA hazardous substances, (iii) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbon, including any additives or other by-products or constituents associated therewith, (iv) pesticides and other agricultural chemicals, (v) asbestos and asbestos containing materials in any form, (vi) polychlorinated biphenyls, (vii) radioactive materials and radon, and (viii) urea formaldehyde foam insulation.

(2) Tenant covenants that all its activities, and the activities of any entity affiliated with Tenant (“Tenant’s Affiliates”), on the Premises and in the Building and on the Property, during the Term will be conducted in compliance with Environmental Laws. Tenant represents and warrants to Landlord that Tenant is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Premises (“Environmental Permits”) and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such Environmental Permits notifications and registrations and with any other applicable Environmental Laws. Tenant represents and warrants that it has obtained all such Environmental Permits and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Premises.

(3) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises, on the Building, or the Property without the prior consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Premises. For purposes of the foregoing, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Property.

(4) Regardless of any consents granted by Landlord pursuant to the foregoing allowing Hazardous Substances upon the Premises, Tenant shall under no circumstances whatsoever cause or permit any Contamination by Tenant or Tenant’s Affiliates. If such Contamination by Tenant shall occur, Tenant shall promptly at its expense (i) contain and control, investigate, and clean up, remove, or remedy such Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws, (ii) restore the Premises, the Building and the Property to the condition existing prior to the Contamination, and (iii) notify and keep Landlord reasonably informed of such containment, control, investigation, cleanup, removal, remediation and restoration activities. All such activities shall be conducted by Tenant or Tenant’s Affiliates in accordance with any and all Environmental Laws and other applicable federal, state and local laws and regulations. Landlord shall have the right, but not the obligation, after providing Tenant with notice and a reasonable opportunity to cure, to enter onto the Premises or to take such other actions as Landlord deems necessary or advisable so to contain, control, investigate, clean up, remove, remediate, restore, resolve or minimize the impact of, or otherwise deal with, any such contamination. All costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand.

(5) Regardless of any consents granted by Landlord pursuant to Subsection 11(b)(3) above allowing Hazardous Substances upon the Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Premises which would cause the Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) any activity on the Premises which would cause the Premises, the Building, or the Property to become subject to any lien imposed under or as a result of any Environmental Law, (iii) the discharge of Hazardous Substances into the storm sewer system serving the Property, or (iv) the installation of any underground tank, oil/water separator, sump pump, or underground piping on, under or about the Premises, the Building or the Property.

(6) Landlord shall also have the right prior to the expiration of the Term of this Lease to require Tenant to cause a qualified environmental consultant to perform, at Tenant’s sole cost and expense, an environmental audit of the Premises satisfactory to Landlord in its reasonable discretion, but only if Landlord has a reasonable basis for believing that Tenant has violated this Section 11. Should Tenant fail to undertake and seek diligently to perform said environmental audit within thirty (30) days of the Landlord’s request, Landlord shall have the right, but not the obligation, to retain a qualified environmental consultant to perform such environmental audit. All costs and expenses incurred by Landlord in the exercise of such rights shall be payable by Tenant upon demand.

(7) Tenant shall and hereby does indemnify, defend, protect and hold harmless Landlord from and against any and all expense, loss, and liability suffered by

Landlord by reason of the storage, generation, release, spillage, leakage, burial, placement, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant’s Affiliates or by reason of Tenant’s breach of any of the provisions of this Section 11(b). Such expenses, losses and liabilities shall include, without limitation, any and all expenses that Landlord may incur (i) to comply with any Environmental Laws, (ii) in studying, removing, disposing or otherwise addressing any Hazardous Substances and contamination at, on, under, or from the Premises, the Building, or the Property, (iii) with respect to fines, penalties or other sanctions assessed upon Landlord, and (iv) with respect to legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

12. Waste Disposal.

(a) Tenant shall be responsible for the removal of all normal trash and waste (i.e., waste that does not require special handling pursuant to Section 12(b) below) generated at the Premises. All such trash and waste shall be deposited in dumpsters placed by Tenant adjacent to the Premises in locations approved by Landlord.

(b) Tenant shall be responsible for the removal and disposal of any waste produced or located in the Premises which is deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all such waste to be removed and disposed of in dumpsters pursuant to Section 12(a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this Section 12(b). Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant’s failure to comply with the provisions of this Section 12(b).

13. Entering Premises. Landlord may enter the Premises at reasonable times: (a) to make repairs, perform maintenance and provide other services described in Section 19 below which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; (c) show the Premises to actual or prospective Holders of Security Documents, purchasers or tenants; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or equipment through the Premises and elsewhere in the Building; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord may enter the Premises at any time: (i) in the circumstance of an emergency; (ii) to take possession of the Premises following the occurrence of an event of default; and (iii) to perform any term of this Lease to be observed or performed by Tenant and which Tenant fails to timely observe or perform. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while such repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. Unless any work would unreasonably interfere with Tenant’s use of the Premises if performed during business hours, all such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs.

14. Rules and Regulations. The rules and regulations in regard to the Building and the Property, a copy of which is attached hereto as Exhibit D, and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt after notice thereof to Tenant, for the management of the Building and the Property, are hereby made a part of this Lease. Tenant shall comply with, and shall cause its agents, employees and permitted occupants of the Premises to comply with, such rules and regulations. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty to enforce such rules or regulations against any other tenant or occupant of the Building. Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or occupant or their respective employees, agents, assignees, subtenants, licensees or invitees.

15. Utilities. Tenant will promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, together with any related installation or connection charges or deposits (collectively, “Utility Costs”) incurred during the Term. If any services or utilities are jointly metered with other premises, Landlord will make a reasonable determination of Tenant’s proportionate share of such Utility Costs and Tenant will pay such share to Landlord. Landlord reserves the right to participate in wholesale energy purchase programs and to provide energy to the Premises through such programs so long as the cost to Tenant is competitive.

16. Signs. Tenant shall not paint or place any signs, placards, or other advertisements of any character upon the outside walls, common areas or the roof of the Building (except with the prior consent of Landlord, which consent may be withheld by Landlord in its sole discretion). Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord’s consent, which consent shall not be unreasonably withheld, and subject to the following terms of this Section, to install, one (1) sign on the exterior of the Building above the main entrance to the Premises. Such sign shall comply with all applicable laws, rules and regulations. Any sign which Tenant is permitted to install outside the Premises shall be installed by Tenant at its cost. Each such sign permitted to be installed by Tenant shall be constructed and/or installed by Tenant at sole cost: (1) in accordance with the terms of Section 21 below and such other requirements as Landlord may impose; (2) in first class condition and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction; (3) in accordance with plans for the same approved by Landlord as to location, size, design and all other aspects; and (4) only after obtaining all required permits, approvals and consents from governmental authorities having jurisdiction. During the term, Tenant shall, at sole expense, maintain and repair each such sign in first class condition. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall, at its sole expense, remove each such sign and restore the affected portion of the Building and/or Property to the condition that existed prior to the installation of the same. Landlord shall, at its sole cost, place the name or corporate logo of the original Tenant named in this Lease on the monument sign serving the Building in addition to the names of other tenants of the Building and the adjacent building who may be listed on such monument sign.

17. Assignment and Subletting.

(a) Tenant may not, without the prior consent of Landlord, which consent may be withheld by Landlord in its sole discretion (except to the extent expressly required otherwise by applicable law), (i) assign this Lease or any interest hereunder, (ii) sublet the Premises or any part thereof, (iii) permit the use of the Premises by any party other than Tenant, or (iv) mortgage, pledge, hypothecate, encumber or otherwise transfer any interest of Tenant in this Lease. In the event that Tenant is a corporation or entity other than an individual, any direct or indirect transfer of a majority or controlling interest in Tenant (whether by stock transfer, membership or partnership interest transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this Section 17 and shall require Landlord’s prior consent. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant’s liability hereunder and, in the event of any default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct lease with Landlord and collect rent directly from the subtenant. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any proposed assignment of Tenant’s interests under this Lease or a sublease of all or any portion of the Premises. Landlord and Tenant hereby agree that it would be reasonable under this Lease or under any applicable law for Landlord to withhold consent to any proposed assignment of Tenant’s interests under this Lease or a sublease of all or any portion of the Premises when one or more of the following apply, without limitation as to other reasonable grounds for withholding consent: (i) the proposed assignee or subtenant is either a governmental agency or instrumentality thereof; or (ii) the proposed assignee or subtenant is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease or the subject sublease on the date consent is requested.

(b) Upon any request by Tenant for Landlord’s consent to an assignment or sublease, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request) or the applicable portion of the Premises (in the event of a subleasing request); provided, however, if Landlord notifies Tenant that Landlord elects to exercise this recapture right, Tenant may, within five (5) business days of its receipt of Landlord’s recapture notice, notify Landlord that Tenant withdraws its request to sublease or assign, in which case Tenant shall continue to lease all of the Premises, subject to the terms of this Lease and Landlord’s recapture notice shall be null and void.

(c) If Tenant desires to assign or sublease, Tenant shall provide notice to Landlord describing the proposed transaction in detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to permit Landlord to evaluate the proposed transaction. Landlord shall notify Tenant within twenty (20) days of Landlord’s receipt of such notice and documentation whether Landlord elects to exercise Landlord’s recapture right and, if not, whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such twenty (20) day period, Landlord will be deemed not to have elected to recapture and not to have consented to the assignment or sublease. If Landlord does consent to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting Tenant’s reasonable, actual expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term), Tenant shall pay 100% of such excess to Landlord as and when the subject payments are received by Tenant.

(d) Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant (i) enter into any assignment, sublease or other arrangement such that the amounts to be paid by the other party thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such party; (ii) engage in an assignment, sublease or other arrangement with any person in which Landlord owns an interest, directly or indirectly, by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code of 1986, as amended and as may be further amended (the “Code”); or (iii) engage in an assignment, sublease or other arrangement in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any assignment, sublease or other arrangement to fail to qualify as “rents from real property” within the meaning of Section 856(d)(5) of the Code or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

(e) Any assignment, sublease or other arrangement made without Landlord’s prior consent shall, at Landlord’s option, be void and of no effect, and shall constitute an event of default by Tenant under this Lease. Whether or not Landlord shall grant consent to a assignment, sublease or other arrangement, Tenant shall pay to Landlord upon demand, Landlord’s review and processing fees and all costs incurred by Landlord in connection with the same. In the event Landlord disapproves of an assignment, sublease or other arrangement or Landlord exercises its right recapture the subject space, Tenant shall indemnify, protect, defend (with counsel approved by Landlord) and hold harmless Landlord from and against any and all claims, judgments, awards, amounts paid in settlements, penalties, fines, damages, liabilities, losses, suits, proceedings and costs (including, without limitation, attorneys’ fees) of any kind or nature, known or unknown, contingent or otherwise, suffered or incurred, whether before, during or after the Term, arising from or related to any claims made against Landlord by the proposed transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment, sublease or other arrangement. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall remain fully liable thereunder. Any subtenant or subtenants or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Tenant hereby assigns to Landlord any rent due from each subtenant as security for the performance of Tenant’s obligations under this Lease. Tenant authorizes each subtenant to pay such rent directly to Landlord if it receives notice from Landlord specifying that such rent shall be paid directly to Landlord.

18. Mortgagee’s Rights.

(a) Tenant agrees that this Lease shall be subject and subordinate to (i) any mortgage, deed of trust or other security interest now encumbering the Building and/or the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed of trust or other security interest which any owner of the Building and/or the Property may hereafter, at any time, elect to place on the Building and/or the Property; (ii) any assignment of Landlord’s interest in the leases and rents from the Building and/or Property which includes the Lease which now exists or which any owner of the Building and/or Property may hereafter, at any time, elect to place on the Building and/or Property; and (iii) any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Building and/or Property which now exists or any owner of the Building and/or Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Tenant agrees upon request of the holder of any Security Documents (“Holder”) to hereafter execute any documents which the counsel for Landlord or Holder may reasonably deem necessary to evidence the subordination of the Lease to the Security Documents. Within ten (10) days after request therefor, if Tenant fails to execute any such requested documents, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable. If any actual or prospective Holder requires that modifications to this Lease be obtained, and provided such modifications (a) are reasonable, (b) do not adversely affect Tenant’s use of the Premises as herein permitted, (c) do not increase the Rent to be paid Tenant hereunder or Tenant’s obligations hereunder, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver the same to Landlord within ten (10) days after Tenant’s receipt thereof. Concurrently with its execution and delivery of this Lease, Tenant shall execute and deliver to Landlord the Non-Disturbance, Attornment, Estoppel and Subordination Agreement attached to this Lease as Exhibit E and made a part hereof.

(b) In the event of a foreclosure pursuant to any Security Document, Tenant shall, at the election of the Landlord, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure (“Purchaser”), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

(c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the

Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any act or omission of any prior Landlord (including Landlord) unless such act or omission is of a continuing nature; or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of the Lease made without its consent.

(d) Notwithstanding anything to the contrary set forth in this Section 18, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

19. Repairs By Landlord. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Section 23 and 24 below), and subject to normal wear and tear, Landlord shall maintain in good repair the exterior walls, roof, common areas, foundation, structural portions and the Building’s mechanical, electrical and plumbing systems, provided such repairs are not necessitated or occasioned by Tenant, Tenant’s invitees or anyone in the employ or control of Tenant.

20. Repairs By Tenant. Except as described in Section 19 above, Tenant shall, at its own cost and expense, maintain the Premises in good repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. Tenant shall also be responsible, at its sole cost and expense, for maintenance and repair of all improvements, fixtures, systems and equipment installed outside the Premises for the exclusive use or benefit of Tenant or the Premises (including, without limitation, any supplemental HVAC, electrical, life-safety, fire protection or other systems or equipment installed by or on behalf of Tenant), and Landlord shall have no obligation to maintain or repair any of the same under any circumstances. Landlord may, but Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Premises or Building or Property caused by Tenant or Tenant’s agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, and (ii) the moving of any property into or out of the Premises. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, upon prior reasonable notice to Tenant (except in an emergency) make the required repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment serving the Premises. The maintenance contractor and the contract must be approved in writing by Landlord in advance. The service contract shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises.

21. Alterations and Improvements. Except for minor, decorative alterations, mobile partitions, racking and shelving which do not affect the Building structure or systems, are not visible from outside the Premises and do not cost in excess of $50,000.00 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions (including cables) or improvements in or to the Premises without first obtaining in writing Landlord’s consent for such alterations or additions, which consent may be granted or withheld in Landlord’s sole discretion if the alterations will affect the Building structure or systems or will be visible from outside the Premises, but which consent shall not be unreasonably withheld if the alterations will not affect the Building structure or systems and will not be visible from outside the Premises. Upon Landlord’s request, Tenant shall deliver to Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for Landlord’s reasonable cost to review such plans upon demand. Any alterations, physical additions or improvements shall at once become the property of Landlord; provided, however, that Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing prior to the installation of the same. In all circumstances Tenant shall remove, by the date Landlord is entitled to possession of the Premises, all cable installed in the Premises by or on behalf of Tenant. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements shall be made (i) in a good, workmanlike, first-class and prompt manner; (ii) using only new materials approved by Landlord; (iii) by an experienced, reputable contractors and subcontractors approved by Landlord; (iv) in accordance with plans and specifications prepared by an architect and engineer acceptable to Landlord, which plans and specifications are approved by Landlord; (v) in accordance with all applicable laws; (vi) in a manner that does not disturb the business operations of any other occupant of the Building; (vii) after Tenant has obtained public liability, worker’s compensation, Builder’s All-Risk, Completed Operations Coverage, and such other insurance policies required by Landlord, all in forms, amounts and issued by companies approved by Landlord, which policies shall cover every person who will perform work with respect to the alterations, additions or improvements; and (viii) after Tenant has obtained and delivered to Landlord unconditional waivers, in form satisfactory to Landlord, of mechanics’ and materialmen’s liens against the Premises, the Building and the Property from all proposed contractors, subcontractors, laborers and material suppliers for the alterations, additions or improvements. If Tenant fails to comply with the terms of this Section in connection with alterations, additions or improvements, Landlord may cause the cessation of construction or installation of the same until such time as Tenant complies with the terms of this Section. Further, in the event the subject matter of non-compliance may affect any structural component of the Building, any Building system or the exterior appearance of the Premises or the Building, then Landlord may take such action as Landlord may elect to address the subject matter without incurring any liability on Landlord’s part, and Tenant shall pay to Landlord upon demand all costs incurred by Landlord in connection therewith. If any alterations, additions or improvements are made without Landlord’s prior consent, Landlord shall have the right to remove and correct the same and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same, and Tenant shall pay to Landlord upon demand all costs incurred by Landlord in connection therewith. Upon completion of any alterations, additions or improvements, Tenant shall, at its expense, deliver to Landlord: (1) two sets of mylar reproducible “as-built” drawings and a CAD disk for the same; (2) certifications executed by Tenant’s architects, engineers and contractors for the same which certifications shall certify that the “record-set” of as-built drawings for such alterations, additions or improvements are true and correct; (3) copies of all permits, other approvals of governmental authorities, warranties, guaranties and operating manuals relating to the alterations, additions or improvements; and (4) full and final waivers of all liens for labor, services or materials for the alterations, additions or improvements, in form reasonably satisfactory to Landlord. Tenant does hereby agree to indemnify, protect, defend and hold harmless Landlord from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals hereof, any ad valorem or property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord’s contractors or workmen, any such contractors or workmen must first be approved, by Landlord (which approval shall not be unreasonably withheld).

22. Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises, the Building or the Property, or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction repairs. Tenant shall pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Tenant. Tenant shall discharge of record by payment, bonding or otherwise any lien filed against the Premises, the Building or the Property on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Tenant immediately upon the filing of any claim of lien. Tenant shall indemnify, protect, defend and hold harmless Landlord from and against any and all liability, loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises, the Building or the Property or this Lease arising from the act or agreement of Tenant. Tenant agrees to give Landlord immediate notice of the placing of any lien or encumbrance against the Premises, the Building or the Property on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Tenant or any petition filed to establish the same. Landlord shall have the right, at Landlord’s option, of paying and discharging and dismissing the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and applicable late charge, shall be Additional Rent immediately due and payable by Tenant upon rendition of a bill therefor.

23. Destruction or Damage.

(a) If the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord’s reasonable opinion, the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant notice of Landlord’s reasonable estimate of the time necessary to restore the damage, or the cost to repair the subject damage exceeds twenty-five percent (25%) of the replacement value of the Building, or if the damage is not covered by standard “all risks” property insurance, or if the Landlord’s lender requires that the insurance proceeds be applied to its loan, then Landlord shall have the right to terminate this Lease effective as of the date of such destruction or damage by notice delivered to Tenant on or before thirty (30) days following Landlord’s notice described above and Rent shall be accounted for as between Landlord and Tenant as of that date.

(b) If the Premises are damaged by any such casualty or casualties but Landlord is not entitled to or does not terminate this Lease as provided in Section 23(a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing no later than sixty (60) days after the date of such damage that such damage will be restored (and will include Landlord’s good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable for the period of such untenantability, and Landlord shall promptly commence to diligently restore the Premises to substantially the same condition as before such damage occurred as soon as practicable.

(c) If such substantial damage occurs within the last twelve (12) months of the Term, either party shall have the right, upon delivery of notice to the other party within thirty (30) days following such damage, to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the intentional act of Tenant, its agents, servants, employees or invitees.

(d) Tenant agrees that Landlord’s obligation to restore, and the abatement of Rent provided herein, or Tenant’s right to terminate as above set forth in this Section 23, shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises, the Building or Property. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall have no obligation to repair damage to any alterations, improvements, or additions performed by Tenant.

(e) The provisions of this Lease, including this Section 23, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Property, and any law with respect to any rights or obligations concerning damage or destruction, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Property.

24. Eminent Domain. If the whole of the Premises, the Building or the Property, or such portion thereof as will make the Building or Premises unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose or if Landlord shall grant a deed or other instrument in lieu of such taking by power of eminent domain or condemnation, then this Lease shall terminate and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of such date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Landlord for the purposes herein leased, or if this Lease has not terminated, this Lease shall continue in full force and effect and the Rent shall be reduced pro rata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord; provided, however, that Tenant shall have the right to pursue any separate award for loss of its equipment and trade fixtures and for moving expenses so long as such action does not reduce the award to which Landlord is entitled.

25. Damage or Theft of Personal Property. All personal property brought into the Premises, the Building or the Property shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person.

26. Insurance; Waivers.

(a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Commercial General Liability (“CGL”) Insurance written on an occurrence basis, covering the Premises and all operations of the Tenant in or about the Premises, the Building and the Property, against claims for bodily injury, property damage and product liability and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $1,000,000 each occurrence for bodily injury and property damage, $1,000,000 for products/completed operations aggregate, $1,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 (per location) and Umbrella Liability Insurance in an amount not less than $5,000,000 for each policy year. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

(ii) Insurance covering all of the items included in Tenant’s leasehold improvements, heating, ventilating and air conditioning equipment serving the Premises, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risks” fire and casualty insurance policy.

Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 23 of this Lease, in which event the same shall be promptly delivered to and retained by Landlord.

(iii) Workers’ Compensation and Employer’s Liability insurance affording statutory coverage and containing statutory limits with the Employer’s Liability portion thereof to have minimum limits of $500,000.00.

(iv) [Intentionally Omitted].

(v) Such other types of insurance coverage in such amounts as may hereafter be reasonably required by Landlord.

(b) The minimum coverages specified in Section 26(a) above shall be increased upon Landlord’s direction from time to time if Landlord reasonably determines that landlords of comparable buildings in the vicinity of the Building are generally requiring tenants leasing space comparable in size to the Premises and in such comparable buildings to maintain higher levels of coverage. All policies of the insurance provided for in Section 26(a) above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-VIII in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Each and every such policy shall:

(i) name Landlord as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord), except with respect to the insurance described in Section 26(a)(iii) above;

(ii) be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter at least thirty (30) days prior to the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. A certificate thereof shall be delivered to Landlord at or prior to the execution of the Lease;

(iii) contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing (and ten days in the case of non-payment) in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance;

(iv) be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and

(v) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord;

(vi) provide that an act or omission of one of the insureds or additional insureds thereunder which would void or otherwise reduce coverage, shall not void or reduce coverage as to the other insureds or additional insureds;

(vii) provide that the insurer thereunder waives any right of recovery by way of subrogation against Landlord and the other additional insureds in connection with any loss or damage covered by such insurance policy, Tenant hereby waiving its right of action and recovery against and releasing Landlord and the other additional insureds from and against any and all liabilities, damages, losses, claims and expenses for which they may be liable to the extent Tenant is covered by insurance carried or required to be carried by Tenant under this Lease;

(viii) not contain any deductible provision except as approved by Landlord, which approval shall not be unreasonably withheld;

(ix) initially be for a term of one (1) year and shall contain an endorsement prohibiting cancellation, modification or reduction of coverage without first giving Landlord and each Mortgagee at least thirty (30) days prior notice of such proposed action; and

(x) be in form and content acceptable to Landlord.

Promptly following its receipt of the same, Tenant shall deliver certificates of all such insurance coverages and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord. If Tenant fails to obtain or maintain any insurance coverage required to be carried by Tenant pursuant to this Lease or Tenant fails to pay premiums for the same when due, Landlord may obtain such insurance coverage or pay such premiums and Tenant shall pay to Landlord upon demand all costs incurred and amounts paid by Landlord in connection therewith. Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with any insurance required to be carried by Tenant pursuant to this Lease. Tenant shall not violate or permit to be violated any of the conditions or provisions of any of the insurance policies required to be carried by Tenant pursuant to this Lease, and Tenant shall perform and satisfy the requirements of the insurance companies issuing all such policies.

(c) Any insurance provided for in Section 26(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

(d) Landlord and any other parties in interest from time to time reasonably designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

(i) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and

(ii) the requirements set forth in this Section 26 are otherwise satisfied.

(iii) During the Term hereof, Landlord shall in a manner comparable to other comparable industrial buildings in the market where the Building is located keep in effect commercial property insurance on the Building.

(e) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “all risks” property insurance of the type described in Section 26(a)(ii) and Section 26(d)(i) above. These waivers shall apply if the damage would have been covered by a customary “all risks” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “all risks” insurance of the type described in Section 26(a)(ii) and Section 26(d)(i). Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “all risks” fire and casualty insurance policy.

27. Liability of Tenant. Tenant shall indemnify, protect, defend (with counsel approved by Landlord) and hold harmless Landlord and Landlord’s agents and employees from and against any and all claims, judgments, awards, amounts paid in settlements, penalties, fines, damages, liabilities, losses, suits, proceedings and costs (including, without limitation, attorneys’ fees) of any kind or nature, known or unknown, contingent or otherwise, suffered or incurred, whether before, during or after the Term of this Lease, arising from or related to: (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed; (ii) the use or occupancy of the Premises; (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, except to the extent resulting from the gross negligence or willful misconduct of Landlord or any Landlord Party; or (iv) any acts or omissions of Tenant or any other Tenant Party in, on or about the Premises, the Building or the Property, either prior to, during or after the expiration of the Term of this Lease or earlier termination of this Lease. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Landlord may engage its own attorneys and other professionals to defend or assist it in connection with any matter with respect to which Tenant is required to indemnify it, protect it, defend it, or hold it harmless under this Lease, and, at the option of Landlord, its attorneys shall control the resolution of the subject matter. Tenant shall pay to Landlord and its agents and employees upon demand all costs incurred by them in connection with the subject matter, including, without limitation, professional fees such as appraisers’, accountants’ and attorneys’ fees. The indemnities contained herein do not override the waivers contained in Section 26(e) above.

28. Acceptance and Waiver. Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is a corporation, its officers, agents, employees, guests or invitees) for any damage caused to any of them due to the Building or the Property or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by taking possession of the Premises, shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall be held to have accepted the Building and the Property and every appurtenances thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury. Furthermore, notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, or consequential or punitive damages, however occurring.

29. Tenant’s Estoppel. Tenant shall, from time to time, upon not less than ten (10) days prior request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, (ii) that the same is in full force and effect as modified and stating the modifications), (iii) the dates to which the Rent has been paid, (iv) that Tenant is not in default hereunder and whether Tenant has any offsets or defenses against Landlord under this Lease, (v) whether or not to the best of Tenant’s knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), and (vi) such other matters as Landlord may request. Such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord’s interest or by an actual or prospective mortgagee of Landlord’s interest or an actual or prospective assignee of any security deed upon Landlord’s interest in the Premises.

30. Notices. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery, or by nationally recognized overnight courier service at the addresses set forth in the Basic Lease Provisions. Any such notice sent by personal delivery in accordance with the foregoing shall be delivered during normal business hours and shall be deemed received when delivered or, if delivery is rejected, when delivery was attempted. Any such notice sent by overnight courier service in accordance with the foregoing shall be deemed received on the first business day following the date sent. Any such notice sent by certified mail in accordance with the foregoing shall be deemed received on the third (3rd) business day following the date mailed. Any such notice shall be deemed given on the earlier of two business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 30. The initial notice addresses for each party are set forth in the Basic Lease Provisions.

31. Abandonment of Premises. Tenant agrees not to abandon or vacate the Premises during the Term of this Lease. If Tenant does abandon or vacate the Premises for more than ninety (90) days, Landlord may terminate this Lease, by notice to Tenant at any time prior to Tenant reoccupying the Premises, but such termination shall not entitle Landlord to pursue any other remedies unless an uncured event of default then exists, in which case Landlord may pursue any and all remedies provided by this Lease, at law or in equity.

32. Default. The following shall constitute events of default under this Lease:

(a) if Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within five (5) days after notice of such default is given to Tenant by Landlord;

(b) if Tenant shall fail to perform any of the terms, conditions or provisions of this Lease (other than the provisions requiring the payment of Rent), and fails to cure such non-monetary default ten (10) days after notice of such default is given to Tenant by Landlord, provided however that if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within ten (10) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within ninety (90) days after such initial notice;

(c) if (i) Tenant, (ii) any general partner or managing member of Tenant or any person owning a controlling interest in Tenant, or (iii) any guarantor of any obligations of Tenant under this Lease: (1) applies for, consents to, acquiesces to, or is subject to the appointment of a receiver, trustee, custodian, liquidator or other similar official for itself or for all or a substantial part of its assets; (2) is subject to a bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding or admits in writing its inability to pay its debts as they come due; (3) makes an assignment for the benefit of creditors; (4) files a petition or an answer seeking, consenting to, or acquiescing in a reorganization or an arrangement with creditors, or seeks to take advantage of any bankruptcy law, insolvency law or other law for the relief of debtors; (5) performs any other act of bankruptcy; or (6) files an answer admitting the material allegations of a petition filed against it in any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding;

(d) any execution, levy or attachment shall occur upon, or with respect to (i) Tenant’s interest in the Premises and/or this Lease, or (ii) any property of Tenant, any general partner of Tenant, any managing member of Tenant, any person owning a controlling interest in Tenant, or any guarantor of any obligations of Tenant under this Lease;

(e) Tenant’s violation of any term, covenant or condition of Section 11 above or Section 17 above;

(f) Tenant fails to carry all insurance required to be obtained by Tenant pursuant to Section 26 above;

(g) the occurrence of any event or condition expressly designated elsewhere in this Lease as an “event of default”;

(h) if Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after such death to an assignee approved by Landlord; or

(i) any guarantor of any obligations of Tenant under this Lease fails to observe or perform any term or provision to be observed or performed by such guarantor under the guaranty executed by it in favor of Landlord.

In any of such events, Landlord, at its sole option, may exercise any or all of the remedies set forth in Section 33 below.

33. Landlord’s Remedies. Upon the occurrence of an event of default, Landlord shall have, in addition to any other remedies available to Landlord under this Lease and/or at law and/or in equity, the right to pursue, without notice or demand, any one or more of the rights or remedies set forth below in this Section, each and all of which shall be cumulative and nonexclusive. Any costs incurred by Landlord (including, without limitation, reasonable attorneys’ fees and court costs) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rent and shall be paid by Tenant to Landlord upon demand.

(a) terminate this Lease by giving Tenant notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor. The provision of this Section shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord’s intention to terminate this Lease or Tenant’s right to possession of the Premises;

(b) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including without limitation, the then present value (discounted at a rate equal to the then issued United States Treasury Bill having a maturity (at the time of Landlord’s demand) approximately equal to the remaining Term of this Lease had such default not occurred) of (i) the Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the last day of the scheduled Term, minus (ii) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate broker selected by Landlord who is licensed in the state where the Building is located, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (iii) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorneys’ fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate, all of which sum shall be immediately due and payable by Tenant to Landlord;

(c) without terminating this Lease, and without notice to Tenant, Landlord may enter into and take possession of the Premises and re-let the Premises, or any portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable (Landlord shall have no obligation to attempt to re-let the Premises or any part thereof except to the extent required by applicable law). Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the Term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder, Separate suits may be brought from time to time to collect any such damages for any month(s), and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s), or Landlord may defer initiating any such suit until after the expiration of the scheduled Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the scheduled Term), it being further understood that any net rent shall operate only as an offsetting credit against the amount of Base Rent and monthly Additional Rent as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Base Rent and monthly Additional Rent due shall not be deemed to give Tenant any right, title or interest in or to the same and any such net rent shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum of Base Rent and monthly Additional Rent payable for the portion of the Term corresponding to the term of the subject reletting; and/or

(d) collect Rent from Tenant as it becomes due.

Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges Tenant and all such persons might otherwise have under any present or future law: (i) to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given; (ii) to redeem, re-enter or repossess the Premises; (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration of the Term or earlier termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of Law or pursuant to the provisions of this Lease; or (iv) which exempts property from liability for debt or for distress for rent. The words “dispossession”, “re-enter”, “re-entry”, “re-entered”, “repossess” and “redeem” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

34. Landlord’s Right to Cure Defaults. All terms of this Lease to be performed or observed by Tenant shall be performed by Tenant at Tenant’s sole cost and without any reduction, offset or deduction of Rent. If Tenant shall fail to timely perform or observe any of the terms of this Lease to be observed or performed by Tenant, Landlord may, but shall not be obligated to, without notice to or demand upon Tenant, make the subject payment or perform or otherwise cause compliance with the subject term. Landlord’s taking such action should not be considered a cure of the subject failure by Tenant. Landlord may take such action without releasing Tenant from any obligations hereunder and without waiving or releasing any right or remedy of Landlord under this Lease, at Law or in equity with respect to the subject failure by Tenant. Tenant shall pay to Landlord, upon demand: (i) all costs incurred by Landlord in connection with the remedying by Landlord of defaults by Tenant under this Lease and all other amounts paid and obligations incurred by Landlord in connection with any default by Tenant under this Lease, and/or in collecting or attempting to collect the Rent and/or in enforcing or attempting to enforce any rights of Landlord under this Lease, including, without limitation, attorneys’ fees, together with an Administrative Fee (as defined below); and (ii) sums equal to all losses, liabilities and damages referred to in Section 27 relative to the subject default. All amounts payable by Tenant to Landlord in accordance with the foregoing shall be payable by Tenant to Landlord upon demand, together with interest thereon accruing from the date incurred by Landlord through the date paid by Tenant, at the Interest Rate. The term “Administrative Fee” as used herein shall mean a fee payable to Landlord for Landlord’s involvement in the subject matter, which fee is equal to a percentage of the aggregate amount of the subject costs and, other amounts with respect to which such fee is payable, which percentage shall be equal to ten percent (10%).

35. Cumulative Rights/No Waiver. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations hereunder shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default hereunder by Tenant unless such waiver is expressly set forth in an instrument signed by Landlord. If Landlord waives any default hereunder by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such waiver. If Landlord shall institute proceedings against Tenant with respect to Tenant’s failure to observe or perform any term of this Lease and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the subject term or of any other term, provision, covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. No payment by Tenant of a lesser amount than the monthly installment of Base Rent, Additional Rent or of any other sums due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent or other sums payable hereunder be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such Rent or other sums or to pursue any other remedy. Receipt and acceptance by Landlord of any Rent due to Landlord hereunder for the performance of any obligations of Tenant hereunder with the knowledge of the existence of any default or condition which, if left uncured, will constitute a default by Tenant hereunder, shall not be deemed a waiver of such default. No receipt of amounts by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term of this Lease or of Tenant’s right of possession hereunder, and no receipt of amounts by Landlord from Tenant after the delivery of any notice shall reinstate, continue or extend the Term of this Lease or affect any notice delivered to Tenant prior to Landlord’s receipt of such amounts, it being agreed that after the delivery of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

36. Attorneys’ Fees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all reasonable amounts, costs and expenses (including attorneys’ fees) incurred or paid by Landlord in connection with such litigation. In the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other’s covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs and expenses (including attorneys’ fees) incurred in connection with such action, suit or proceeding.

37. Service of Notice. Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises

38. Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord broom clean and in the same condition as on the Commencement Date hereof, normal wear and tear only excepted, and Tenant shall remove all of its personalty therefrom and shall, if directed to do so by Landlord, remove all improvements and fixtures, including cables, installed by or on behalf of Tenant and restore the Premises to its original condition prior to the construction/installation of any improvements and fixtures which have been made therein by or on behalf of Tenant, including any improvements made prior to the Commencement Date. If Tenant fails to timely and properly remove the foregoing items and repair the damage described above, at Landlord’s election: (i) such items shall be deemed abandoned and become Landlord’s property without payment or offset; (ii) Landlord may remove the same and store them in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, and Landlord may repair all damage to the Premises, the Building and any other portion of the Property resulting from removable of the same from the Premises, and Tenant shall pay to Landlord upon demand all costs incurred by Landlord in connection therewith; or (iii) Landlord may remove and dispose of the same in such manner as Landlord may elect and repair all resulting damage to the Premises and/or the Building and/or any other portion of the Property and Tenant shall pay to Landlord upon demand all costs incurred by Landlord in connection therewith. If Tenant fails to timely and properly cause the removal of the foregoing described items, Landlord shall also have the right to relinquish possession of all or any portion of the same to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of an instrument represented to Landlord by the Claimant to be have been executed by Tenant (or any predecessor of Tenant) granting the Claimant the right under various circumstances to take possession of the subject furniture, equipment or other personal property, without the necessity on the part of Landlord to inquire into the authenticity of Tenant’s or Tenant’s predecessor’s signature thereon and without the necessity of Landlord making any investigation or inquiry of any nature as to the validity of the factual or the legal basis upon which the Claimant purports to act; and Tenant agrees to indemnify, protect, defend (with counsel approved by Landlord) and hold harmless Landlord and its agents and employees from and against any and all claims, judgments, awards, amounts paid in settlements, penalties, fines, damages, liabilities, losses, suits, proceedings and costs (including, without limitation, attorneys’ fees) of any kind or nature, known or unknown, contingent or otherwise, suffered or incurred by any of them in connection with Landlord’s relinquishment of possession of all or any portion of such furniture, equipment or other personal property to the Claimant. If Tenant fails to surrender the Premises in accordance with the foregoing, then Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be reasonably necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

39. Removal of Fixtures. If Tenant is not in default hereunder, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which Tenant has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant promptly repairs all damages to the Premises caused by such removal.

40. Holding Over. If Tenant fails to surrender the Premises to Landlord upon the expiration of the Term or earlier termination of this Lease, then such occupancy of the Premises thereafter shall not constitute a renewal or extension of the Term and such tenancy shall be a tenancy at sufferance upon all of the terms and provisions set forth in this Lease, except that (i) any options (e.g., renewal and expansion) and any rights of first offer, rights of first refusal and similar rights contained in this Lease shall be of no further force or effect, and (ii) Tenant shall pay a use and occupancy charge for the Premises during its period of holdover in an amount equal to the higher of (a) twice the then fair market rent for the Premises as reasonably determined by Landlord, or (b) twice the rate of Base Rent and monthly Additional Rent payable during the last year of the Term. Nothing contained in this Section shall be construed as Landlord’s consent to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration of the Term or at any time thereafter as Landlord shall elect prior to Landlord’s acceptance of rent from Tenant as a monthly tenant hereunder, whereupon Landlord may reenter and take possession of the Premises without process or by any applicable legal process. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided under this Lease and/or at law and/or in equity with respect to a holdover by Tenant. No acceptance by Landlord of payments from Tenant after the expiration of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the terms of this Section and the other provisions of this Lease. If Tenant fails to surrender the Premises upon the expiration of the Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify, protect, defend (with counsel approved by Landlord) and hold harmless Landlord from any and all claims, judgments, awards, amounts paid in settlements, penalties, fines, damages, liabilities, losses, suits, proceedings and costs (including, without limitation, attorneys’ fees) of any kind or nature, known or unknown, contingent or otherwise, suffered or incurred, arising or resulting directly or indirectly from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant or other person founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. The terms of this Section shall survive the expiration of the Term.

41. [Intentionally Omitted].

42. Force Majeure. If Landlord or Tenant is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, other casualty, act of God, act or failure to act by governmental authority, civil commotion, strike, labor dispute, inability to procure services or materials, or any other cause beyond the reasonable control of Landlord or Tenant (not including any insolvency, bankruptcy or financial condition or financial difficulties of Landlord or Tenant), whether similar or dissimilar to the foregoing events (“Force Majeure”), then, notwithstanding anything to the contrary set forth in this Lease, the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

43. Sale. In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey its interest in the Building and the Property, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

44. Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Building and the Property, as such interest is constituted from time to time, and neither Landlord nor any partner or member of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease.

45. Broker Disclosure. The Landlord’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State/Commonwealth where the Building is located, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Tenant’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State/Commonwealth where the Building is located, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that Landlord has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, protect, defend and hold harmless Tenant from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, protect, defend and hold harmless Landlord from any such claim. Tenant will cause Tenant’s Broker to execute a customary lien waiver, adequate under applicable law, to extinguish any lien claims such broker may have in connection with this Lease.

46. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

47. Section Titles. The section titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the section to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity.

48. Waiver of Trial by Jury; Service of Process; and Venue. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND OR ANY STATUTORY REMEDY. TENANT AND EACH OF TENANT’S PARTNERS, IF ANY, CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT

THE PREMISES AND HEREBY APPOINTS AS ITS AGENT TO RECEIVE SERVICE OF PROCESS THE PERSON IN CHARGE OF THE PREMISES AT THE TIME, AND IF NO PERSON SHALL THEN BE IN CHARGE OF THE PREMISES OR IF TENANT FAILS TO IDENTIFY SUCH PERSON BY DELIVERING NOTICE TO LANDLORD WITHIN THREE (3) BUSINESS DAYS AFTER TENANT’S RECEIPT OF LANDLORD’S REQUEST, THEN SUCH SERVICE MAY BE MADE BY ATTACHING THE SAME TO THE MAIN ENTRANCE OF PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES OR TO SUCH PERSON. ANY ACTION OR PROCEEDING ARISING WITH RESPECT TO MATTERS RELATIVE TO THIS LEASE SHALL BE BROUGHT IN THE COURTS OF THE STATE/COMMONWEALTH IN WHICH THE BUILDING IS LOCATED. IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, ANY FEDERAL LAW, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN PARTIES TO SUCH ACTION, SO THAT SUIT MAY BE BROUGHT IN A UNITED STATES DISTRICT COURT, THE SUBJECT ACTION OR PROCEEDING SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE BUILDING IS LOCATED. LANDLORD, TENANT AND THEIR RESPECTIVE PARTNERS, IF ANY, WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED AND WAIVE ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION FILED IN ANY SUCH COURT TO ANY OTHER COURT. LANDLORD MAY JOIN INDIVIDUAL PARTNERS IN TENANT IN A SUIT OR ACTION TO THE EXTENT SUCH JOINDER IS REQUIRED BY LAW TO OBTAIN A JUDGMENT AGAINST TENANT. THE TERMS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OF THE TERM OF THIS LEASE OR EARLIER TERMINATION OF THIS LEASE.

49. Partial Invalidity. If any term of this Lease or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, then the remainder of this Lease, and the application of such term or provision to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and every other term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

50. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

51. Authority. Tenant does hereby represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the state where the Building is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties. Concurrently with its execution and delivery of this Lease, Tenant shall deliver to Landlord a corporate resolution in reasonable form evidencing the due authorization of Tenant, and the individual who executes this Lease on behalf of Tenant, to enter into this Lease.

52. Financial Statements and Information. Within ten (10) days following its receipt of Landlord’s request from time to time, Tenant shall deliver to Landlord copies of such financial statements and other information as Landlord may request for Tenant. As long as the voting stock in Tenant is listed on a “national securities exchange” (as defined in the Securities Exchange Act of 1934), such financial statements and other information shall be that which is generally made available to the investing public.

53. Governing Law. Except to the extent superseded by Federal Law, this Lease shall be construed and enforced in accordance with the laws of the State/Commonwealth, county and municipality in which the Property is located, without regard to the application of choice of laws principles.

54. Landlord’s Title. Landlord’s title to the Premises, the Building and the Property is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord in or to any portion of the Premises, the Building or any other portion of the Property.

55. Time of Essence. Time is of the essence of this Lease and each of its provisions.

56. Survival. The effect of the expiration of the Term of this Lease or earlier termination of the Lease shall be to discharge Landlord and Tenant from future performance of their respective obligations under this Lease, but not from their rights and obligations existing upon the expiration of the Term of this Lease or earlier termination of the Lease or from any of their respective obligations which, by the terms of this Lease, survive the expiration of the Term of this Lease or earlier termination of this Lease. Further, any obligation of Landlord or Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after the expiration of the Term of this Lease or earlier termination of this Lease, and any liability for a payment which shall have accrued with respect to any period ending at any time prior to such expiration or earlier termination, unless expressly otherwise provided in this Lease, shall survive the expiration of the Term of this Lease or earlier termination of this Lease. Notwithstanding the foregoing or any of the provision of this Lease, the terms of this Section 56 shall survive the expiration of the Term of this Lease or earlier termination of this Lease.

57. Independent Covenants. This Lease shall be construed as though the covenants contained herein are independent, and Tenant hereby expressly waives the benefit of any law to the contrary. Tenant agrees that if Landlord fails to perform any of its obligations set forth herein, Tenant shall not be entitled to make any repair or perform any act at Landlord’s expense or to any setoff, deduction or reduction of the Rent or other amounts payable hereunder by Tenant to Landlord. The foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions of this Lease so long as prior notice is delivered by Tenant to Landlord and each Holder of whose address Tenant has theretofore been notified, and a reasonable opportunity is granted to Landlord and such Security Documents to cure the subject default

58. Preparation of Lease. There shall be no presumption that this Lease be construed more strictly against the party who itself or through its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party was represented by legal counsel in connection with this Lease or had the opportunity to consult legal counsel before its execution of this Lease.

59. Successors and Assigns. The provisions of this Lease shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, provided that no violation of the terms of Section 17 above shall operate to vest any rights in any successor or assignee of Tenant and the provisions of this Section shall not be deemed to modify any terms of Section 17 above.

60. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

61. Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

62. ***

63. USA Patriot Act and Anti-Terrorism Laws. Tenant hereby represents that, it is not, and shall not be at any time while this Lease is in effect, a Person (as defined below) with whom Landlord is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List. As used herein, a “Person” shall mean any individual, estate, trust, general or limited partnership, limited liability company, limited liability partnership, corporation, governmental agency or other legal entity and any unincorporated association.

EXHIBIT A

LEGAL DESCRIPTION

BEING KNOWN AND DESIGNATED as Lots Nos. 3RR and 4R as shown on Plat entitled “ADMINISTRATIVE PLAT LOT 3RR, A RESUBDIVISION OF LOT 3R, MARLEY NECK INDUSTRIAL PARK”, which Plat is recorded among the Land records of Anne Arundel County, Maryland in Plat Book No. 247, Plats Nos. 12879 and 12880.

A-1

EXHIBIT A - 1

PLAN SHOWING

PREMISES BY DIAGONAL LINES

A-2

EXHIBIT B

WORKLETTER AGREEMENT

This Workletter Agreement (this “Workletter”) is attached to and made a part of that certain Lease Agreement dated as of October 19, 2006, between MARLEY NECK 3R, LLC, as “Landlord”, and UNDER ARMOUR, INC., as “Tenant” (the “Lease”). This Workletter shall set forth the terms and conditions relating to the initial construction of improvements in the Premises. Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings ascribed to them in the Lease.

1. Construction of Base, Core and Shell of Building. Tenant, at Tenant’s sole cost, shall install any work or materials in the Premises (collectively, the “Work”) in accordance with the terms of this Workletter.

2. Plans and Permits.

2.1. General. All plans, working drawings and specifications submitted by Tenant to Landlord pursuant to this Workletter (the “Plans”) shall be prepared by architects and engineers approved by Landlord and licensed in the State or Commonwealth in which the Building is located. Tenant’s architect and engineers shall verify, in the field, the dimensions and conditions of the Premises and the Building. Tenant is solely responsible for such verification and Landlord shall have no responsibility in connection therewith. Tenant shall be responsible to cause the Plans to conform with the plans for the Building and existing as-built conditions and to comply with all applicable laws, ordinances, orders, codes, rules, regulations and other requirements of any governmental authorities having or asserting jurisdiction over the Premises or the Building, including, without limitation, the Americans with Disabilities Act (collectively, the “Laws”). Neither the design of the Work as reflected in the Plans, nor the construction and installation of the Work, shall (a) cause any interference to, or adverse affect upon, the base, core or shell of the Building, or the HVAC, mechanical, plumbing, life-safety, electrical or other systems of the Building, or any other operation or function of the Building, or (b) increase the cost of operating the Building, unless otherwise approved by Landlord and Tenant shall agree to pay such increased cost of operating the Building. The Work shall be of first-class quality and consist of materials commensurate with the level of improvements for first-class buildings within the vicinity of the Building. Notwithstanding the review of any Plans by Landlord or its architect, engineers or consultants and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s architect, engineers or consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions, inconsistencies or errors contained in the Plans or the failure of the Plans to comply with the terms of this Workletter. Landlord’s approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any Laws or otherwise fails to comply with the terms of this Workletter.

2.2. Landlord’s Approval. All Plans shall be subject to Landlord’s approval. Landlord agrees not to unreasonably withhold its approval of the Plans; provided, however, Landlord shall not be deemed to have acted unreasonably if it withholds it consent because, in

Landlord’s opinion, the Work reflected therein; (i) may affect any Building systems, the structure of the Building or the safety of the Building or its occupants; (ii) would affect the exterior appearance of the Premises or the Building; (iii) may affect Landlord’s ability to furnish services to Tenant or other occupant in the Building; (iv) may increase the cost of operating the Building; (v) may violate any applicable Laws; (vi) contains or uses hazardous or toxic materials; or (vii) may affect another tenant’s premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar to or dissimilar from the foregoing.

2.3. Plans for Building. The plans and specifications for the Building are available for Tenant’s inspection at Landlord’s office. Landlord reserves the right to make changes to such plans and specifications, provided that such changes do not change the character of the Building and do not impair the accessibility or visibility of the Premises or the means of ingress and egress to and from the Premises. Tenant shall be responsible for the coordination of the Plans with the plans and specifications for the Building and with any variations or as-built conditions from such plans and specifications. Tenant’s architect and engineers shall verify, in the field, the dimensions and conditions of the Premises and the Building. Tenant is solely responsible for such verification and Landlord shall have no responsibility in connection therewith.

2.4. Space Plans. Tenant shall submit space plans for the Premises (the “Space Plan”) to Landlord for Landlord’s approval. The Space Plans shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord shall deliver notice of its approval or disapproval (giving general reasons in case of disapproval) of the Space Plans within ten (10) business days after its receipt of the same. In the event Landlord disapproves the Space Plans submitted by Tenant, Tenant shall, within five (5) business days thereafter, revise the Space Plans to address the matters disapproved by Landlord and submit such revised Space Plans to Landlord for its approval. This process shall continue until Landlord approves the Space Plans.

2.5. Final Plans. Tenant shall submit to Landlord for Landlord’s approval full and detailed architectural and engineering plans and specifications for the Work, including, without limitation, partition layout, HVAC plan, plumbing plan, life-safety plan, fire protection plan, telephone and electrical layout, schedule of finishes, door and hardware schedule and all other items necessary for the full build-out of the Premises (collectively, the “Final Plans”). The Final Plans shall be in a form which is complete to allow subcontractors to bid on the Work reflected therein and to obtain all applicable permits and other governmental approvals required for the Work. The Final Plans shall include four (4) sepia and four (4) black and white prints. Landlord shall deliver notice of its approval or disapproval (giving general reasons in case of disapproval) of the Final Plans within fifteen (15) business days after its receipt of the same. If Landlord disapproves the Final Plans submitted by Tenant, Tenant shall, within five (5) business days thereafter, revise the Final Plans to address the matters disapproved by Landlord and submit such revised Final Plans to Landlord for its approval. This process shall continue until Landlord approves the Final Plans.

3. Permits. Within three (3) business days after Tenant’s receipt of notice of Landlord’s approval of the Final Plans, Tenant shall submit the Final Plans to all governmental authorities having or asserting jurisdiction over the Premises or the Building in order to obtain all permits necessary to allow Tenant to commence and fully complete construction of the Work in accordance with the Final Plans. In connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall promptly supply Landlord with all information requested by Landlord in connection therewith. Tenant shall provide to Landlord copies of all permits and other governmental approvals obtained by Tenant with respect to the Work promptly following Tenant’s receipt of the same and in all events prior to commencement of the subject Work. Notwithstanding anything to the contrary set forth in this Workletter, Tenant hereby agrees that Landlord shall not be responsible for obtaining any permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s sole responsibility; provided, however, Landlord shall cooperate with Tenant in executing permit applications and performing other administrative acts reasonably necessary to enable Tenant to obtain such permits and certificate of occupancy. Tenant shall use its best effort to obtain all permits necessary to allow commencement and completion of the Work as soon as possible after execution of the Lease. In this regard, Tenant shall meet with Landlord on a scheduled basis determined by Landlord to discuss Tenant’s progress in connection with the same.

4. Tenant’s Contractor and Subcontractors. Tenant shall cause the Work to be performed by a contractor designated and employed by Tenant, subject to the following terms and conditions of this Section below.

4.1. Landlord’s Approval of Contractor and Subcontractors. The contractor designated by Tenant (“Tenant’s Contractor”) must be approved by Landlord. Landlord shall be deemed justified in disapproving a contractor proposed by Tenant if Landlord determines that the employment of such contractor will, or is likely to, result in a strike, work stoppage, work slow-down, or other labor dispute or conflict by or with any other contractor or subcontractor working in the Building. Subcontractors employed by Tenant’s Contractor shall be subject to approval by Landlord.

4.2. Construction Schedule. Prior to commencement of construction of the Work and after Tenant has accepted all bids for the Work, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred in connection with the design and construction of the Work, together with a schedule setting forth the projected date of completion of the Work and showing the critical time deadlines for each phase, item or trade relating to construction of the Work, including a schedule for connections to utility and other systems in the Building.

4.3. Quality of Work. All work performed by Tenant’s Contractor and its subcontractors shall be performed in a good, workmanlike, first-class and prompt manner, in strict accordance with all: (i) applicable Laws; (ii) applicable standards of the American Insurance Association (formerly the National Board of Fire Underwriters); and (iii) the Final Plans approved by Landlord. Landlord shall have the right to cause Tenant to correct, replace or remove any improvements installed in the Premises by Tenant’s Contractor or subcontractors that do not comply with the preceding sentence or any other term of this Workletter; provided, however, Landlord’s failure to cause Tenant to correct, replace or remove any such improvements that do not comply with any term of this Workletter shall not be deemed Landlord’s acceptance of the same.

4.4. Manner of Construction. Tenant, Tenant’s Contractor and all subcontractors employed by Tenant’s Contractor: (i) shall comply with all work rules and regulations adopted by Landlord from time to time for the Building; (ii) shall not, in any way, interfere with, obstruct or delay the work of Landlord’s contractor or any subcontractor with respect to any other work in the Building; (iii) shall submit to Landlord schedules of all work relating to the Work; and (iv) shall schedule access to the Building and the Premises and use of the Building’s loading docks and service elevator through the Building manager or Landlord’s construction manager. Landlord shall have the right to exclude Tenant’s Contractor or any of its subcontractor thereof from the Building if the presence of such contractor or subcontractor results in any dispute or conflict with any other contractor or subcontractor working in the Building.

4.5. Inspections of Work. Tenant shall be solely responsible for the progress of construction of the Work and for the quality or fitness thereof. Landlord shall have the right to inspect the Work at all times; provided, however, that Landlord’s failure to inspect the Work shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Work constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Work, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Work shall be promptly rectified by Tenant at no expense to Landlord; provided, however, in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Work, then Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Work until such time as the subject defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.6. Deliveries Upon Completion of Work. Upon completion of construction of the Work, Tenant shall deliver to Landlord (i) two sets of mylar reproducible “as-built” plans and specifications and CAD disks for the Work, (ii) certifications executed by Tenant’s architects, engineers and contractors for the Work, which certifications shall certify, to the best of their knowledge, that the “record-set” of as-built drawings for the Work are true and correct, which certifications shall survive the expiration or termination of the Lease Term, and (iii) a copy of all warranties, guaranties, and operating and maintenance manuals and information relating to the improvements, equipment and systems comprising the Work.

4.7. Warranties. Tenant’s Contractor and all of its subcontractors shall warrant to Tenant and for the benefit of Landlord that the portion of the Work for which it is responsible shall be free from all defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant’s Contractor and each of its subcontractors shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the Work performed by such Contractor or subcontractor; and (ii) the first day of the Term of the Lease. The correction of such Work shall include, without additional charge, all additional expenses and damages incurred in connection with the subject defective Work and the restoration of all or any part of the Work, and/or the Building and/or common areas of the Building that may be damaged or disturbed thereby. All such warranties as to materials or workmanship of or with respect to the Work shall be contained in Tenant’s contract for the subject work or applicable subcontract and shall be written such that such warranties shall inure to the benefit of both Tenant and Landlord, as their respective interest may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.8. Deliveries Prior to Commencement of Construction. Prior to the commencement of construction of the Work, Tenant shall obtain and deliver to Landlord unconditional lien waivers with respect to the Premises and the Building from Tenant’s Contractor and all subcontractors, and Tenant’s Contractor and its subcontractors shall post such payment and performance bonds prior to commencement of construction of the Work, as are required by Landlord.

5. Insurance Requirements.

5.1. Types Required. Tenant, Tenant’s Contractor and all of its subcontractors shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry comprehensive general liability insurance, including property damage, all with limits, in forms and with companies as are required to be carried by Tenant as set forth in Article 26 of the Lease. Tenant shall carry “Builder’s All Risk” insurance in an amount required by Landlord covering the construction of the Work, and such other insurance as Landlord may require, it being understood and agreed that the Work shall be insured by Tenant pursuant to Article 26 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be required by Landlord and shall otherwise be in such forms and with such companies as are required pursuant to Article 26 of the Lease. Tenant’s Contractor and all subcontractors shall carry excess liability and products and completed operation coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article 26 of the Lease.

5.2. General. The minimum limits of the policies of insurance required to be obtained in accordance with the foregoing shall in no event limit the liability of Tenant under this Workletter or the Lease. Certificates for all insurance required to be carried pursuant to Section 5.1 above shall be delivered to Landlord before the commencement of construction of the Work. In the event the Work is damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All of the foregoing insurance coverage shall be maintained in force until the Work is fully completed and accepted by Landlord, except for any products and completed operation coverage insurance required by Landlord, which is to be maintained for two (2) years following completion of the Work and acceptance by Landlord and Tenant. All of the foregoing insurance, except Worker’s Compensation, shall preclude subrogation claims by the insurer against anyone insured thereunder. If any party required to obtain insurance pursuant to Section 5.1 above shall fail to obtain or maintain said insurance coverage in accordance with the terms of this Workletter or if such party fails to pay premiums for the same when due, Landlord may obtain such insurance coverage or pay such premiums, and all costs incurred and amounts paid by Landlord in connection therewith shall be reimbursed by Tenant to Landlord on demand.

6. Improvement Allowance.

6.1. Amount and Permitted Uses. Landlord shall provide to Tenant an allowance (the “Improvement Allowance”) in order to assist Tenant in financing the cost of the Work. The Improvement Allowance shall be an amount equal to *** Dollars ($***). The Improvement Allowance shall be disbursed by Landlord only for the following items and costs: (i) fees payable to the architect and engineers engaged by Tenant in connection with the design of the Work, which architect and engineer have been approved by Landlord; (ii) permit and license fees for construction of the Work; (iii) costs of construction of the Work; (iv) costs incurred and amounts paid by Landlord in connection with the Work; and (v) the Coordination Fee payable to Landlord in accordance with Section 7.3 of this Workletter. Landlord shall have no obligation to advance any portion of the Improvement Allowance until: (1) Landlord has approved the Final Plans, Tenant’s Contractor and all subcontractors for the Work; and (2) Landlord has received from Tenant the insurance policies, the cost breakdown, the mechanics’ and materialmen’s lien releases, schedules, payment and performance bonds, and the security to ensure the lien-free completion of the Work, all required to be delivered by Tenant in accordance with the terms of this Workletter.

6.2. Disbursement. In order to receive disbursement of the Improvement Allowance, Tenant shall deliver to Landlord: (i) a request for disbursement in form approved by Landlord; (ii) copies of the invoices for which reimbursement is being sought; (iii) a statement from Tenant’s Contractor showing the schedule, by trade, of the percentage of completion of the Work, detailing the portion of the Work completed and the portion not completed, in such detail as is reasonably acceptable to Landlord; (iv) mechanics’ and materialmen’s lien releases for the Premises and the Building from Tenant’s Contractor, all subcontractors and all materials suppliers for all work, labor, services and materials for which reimbursement is being sought, which lien releases shall be in form satisfactory to Landlord; and (v) all other information reasonably requested by Landlord with respect to the Work and the costs for which reimbursement is being sought. Provided that: (1) the foregoing information is delivered to Landlord; (2) the Work for which reimbursement is being sought has been completed in accordance with the Final Plans approved by Landlord; (3) the Work for which reimbursement is being sought has been physically incorporated into the Premises, free of any security interest, lien or encumbrance; and (4) Landlord does not dispute any request for payment based on Tenant’s non-compliance with any term of this Workletter or the Lease, then Landlord shall deliver a check to Tenant made jointly payable to Tenant and Tenant’s Contractor for the Work in an amount equal to the amount set forth in Tenant’s subject request. No such payment by Landlord shall be deemed Landlord’s approval or acceptance of the Work furnished or materials supplied as are described in any request for disbursement of the Improvement Allowance submitted by Tenant. Landlord shall have no obligation to make more than one disbursement of the Improvement Allowance in any calendar month.

6.3. Retainage. Notwithstanding anything to the contrary set forth above in this Section, Landlord shall: (i) have the right to withhold as a retainage ten percent (10%) of each disbursement of the Improvement Allowance until all of the Work has been completed; (ii) not be required to disburse pursuant to this Workletter any amount in excess of the Improvement Allowance; and (iii) have the right to apply portions of the Improvement Allowance to costs and expenses incurred by Landlord in connection with the Work and to the coordination fee payable by Tenant to Landlord in connection with the Work. In the event Landlord elects to withhold any portion of the Improvement Allowance in accordance with item (i) above, a check for the amount withheld made payable jointly to Tenant and Tenant’s Contractor for the Work shall be delivered by Landlord to Tenant following completion of construction of the Work provided that: (1) Tenant delivers to Landlord executed mechanics’ and materialmen’s lien releases for the Premises and the Building from Tenant’s Contractor, all subcontractors and all materials suppliers for all work, labor and services performed and all materials furnished in connection with the Work, which lien releases shall be in form satisfactory to Landlord; (2) Landlord does not dispute any request for payment based on Tenant’s non-compliance with any term of this Workletter or the Lease; and (3) Tenant’s architect and engineer for the Work delivers to Landlord a certificate, in form reasonably satisfactory to Landlord, certifying that the Work has been fully completed in accordance with the plans and specifications for the same approved by Landlord.

6.4. Unused Portion. Tenant shall not be entitled to any credit for any portion of the Improvement Allowance which is not disbursed by Landlord in payment of costs and expenses incurred by Tenant in connection with the Work.

7. Miscellaneous.

7.1. Authorized Representatives. Tenant hereby designates Scott Plank (“Tenant’s Representative”) as its sole representative with respect to the matters set forth in this Workletter, who shall have full authority and responsibility to act on behalf of Tenant with respect to matters pertaining to this Workletter including, without limitation, the grant of approvals and execution of documents on behalf of Tenant. Landlord shall have the right to rely on action taken by Tenant’s Representative. Tenant may change Tenant’s Representative by delivering notice to Landlord. Landlord hereby designates Mark Fischer of Transwestern Commercial Services (“Landlord’s Representative”) as its sole representative with respect to the matters set forth in this Workletter, who shall have full authority and responsibility to act on behalf of Landlord with respect to matters pertaining to this Workletter, including, without limitation, the grant of approvals and execution of documents on behalf of Landlord. Tenant shall have the right to rely on action taken by Landlord’s Representative. Landlord can change Landlord’s Representative by delivering notice to Tenant.

7.2. Reimbursement of Landlord’s Costs. Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection with matters pertaining to this Workletter (including, without limitation, the cost of any utilities and services furnished to the Premises or furnished for the benefit of or consumed by Tenant’s Contractor or subcontractors in the course of performing Work in the Premises, personnel costs associated with the provision of additional security, the use of loading docks and elevators and the review of the Plans); provided, however, that Tenant shall not be charged for use during normal business hours of the Building elevators during construction of the Work or during Tenant’s actual move into the Premises.

7.3. Coordination Fee. Tenant shall pay a coordination fee (the “Coordination Fee”) to Landlord in an amount equal to *** percent (***%) of the sum of all amounts expended by Tenant in connection with the design and construction of the Work, which Coordination Fee shall be for services relating to Landlord’s coordination of construction of the Work with other activities in the Building.

7.4. Indemnification. Tenant’s indemnity of Landlord as set forth in Article 27 of the Lease shall also apply with respect to any and all costs, losses, damages, claims and liabilities related in any way to any act or omission of Tenant or Tenant’s Contractor, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s nonpayment of any amount arising out of the Work.

7.5. Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of Law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises, Building or underlying land, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord’s approval of any Plans shall not be deemed to constitute Landlord’s consent to subject its interest in the Premises, the Building or the Real Property to any mechanic’s or materialman’s lien which may be filed in connection therewith. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed upon Landlord’s interest in the Premises, Building or underlying land, or any petition to establish the same to be filed, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any recordation or attachment such lien or filing of such petition, Tenant covenants and agrees to cause the same to be immediately released and removed of record or dismissed. In the event that such lien is not released and removed, or such petition is not dismissed, within ten (10) days after such lien, notice thereof or petition is filed, Landlord, at its sole option, may take all action necessary to release and remove such lien or dismissed such petition (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including attorneys’ fees), incurred by Landlord in connection with such lien or petition, including without limitation, the procurement of a bond for the same.

7.6. Defaults. Tenant’s failure to pay any amounts owed by Tenant hereunder or Tenant’s failure to perform its other obligations hereunder shall also constitute a default under the Lease, and with respect thereto Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its other obligations thereunder. All amounts payable by Tenant to Landlord under this Workletter shall be deemed additional rent payable under the Lease. Notwithstanding anything to the contrary set forth in this Workletter or in the Lease, if Tenant fails to observe or perform any term, condition or provision of this Workletter or the Lease to be observed or performed by Tenant, then (i) in addition to all other rights and remedies granted to Landlord under the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may cause Tenant’s Contractor to cease the construction of the Work (in which case Landlord shall have no responsibility for any delay in the substantial completion of the Work caused by such work stoppage), and (ii) all other obligations of Landlord under this Workletter or the Lease shall be tolled until such time as the subject default is cured (in which case Landlord shall have no responsibility for any delay in the substantial completion of the Work resulting therefrom). Further, in the event the subject matter of non-compliance may affect any structural aspect of the Building, the exterior appearance of the Premises or the Building, or the mechanical, electrical, plumbing, HVAC or any other system of the Building, Landlord may, at Tenant’s expense, take such action as Landlord deems necessary to address the subject matter without incurring any liability on Landlord’s part.

7.7. Meetings. Commencing on the date of the Lease, Tenant shall hold weekly meetings at a reasonable time with Tenant’s architect and engineers and the Contractor regarding the progress of the preparation of the Plans and the construction of the Work, which meetings shall be held at the Premises or such other location as is approved by Landlord. Tenant shall deliver reasonable prior notice of each such meeting to Landlord, and Landlord and/or its agents shall have the right to attend all such meetings.

7.8. Time of Essence. Time is of the essence of this Workletter.

7.9. Application to Initial Premises Only. This Workletter shall not be deemed applicable to any space added to the original Premises at any time or from time to time, whether by any option under the Lease or otherwise. This Workletter shall not apply to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any option under the Lease or otherwise.

7.10. Notices. All notices required or desired to be given, rendered or made by either party to the other under this Workletter shall be delivered in accordance with the terms of the Lease.

7.11. ***

EXHIBIT C

SUBSTANTIAL COMPLETION/ACCEPTANCE CERTIFICATE

This Certificate is made pursuant to that Lease dated as of                     ,         , between “Landlord”, and                                 , as “Tenant”, for                      square feet in the Building located at                                      (the “Lease”).

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises, and Landlord and Tenant agree:

1. The Commencement Date of the Term of the Lease is                     ; and

2. The Termination Date of the Term of the Lease is                     .

The capitalized terms used above, unless otherwise defined herein, shall have the respective meanings ascribed to them in the Lease.

Landlord and Tenant have executed and delivered this Certificate under seal as of                     ,         .

LANDLORD

___________________________________________________ a__________________________________________________

By:	___________________________________(SEAL)
Print Name:	__________________________________________
Its:	__________________________________________

TENANT

__________________________________________________,
a_________________________________________________

By:	___________________________________(SEAL)
Print Name:	__________________________________________
Its:	__________________________________________

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EXHIBIT D

RULES AND REGULATIONS

1. Tenant will not place any signs on the Building or the Property without Landlord’s prior consent. All signage must comply with all applicable laws, codes and regulations, including, without limitation, zoning and building codes. No advertisements, pictures or signs of any sort may be displayed on or outside the Premises without the prior consent of Landlord. This prohibition includes any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord has the right to remove any such unapproved item without notice and at Tenant’s expense.

2. Tenant may not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord.

3. All window coverings and window films or coatings installed by Tenant and visible from outside of the Building require the prior approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections may be attached to the outside walls of the Building.

4. Tenant may not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant may not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

5. Tenant may not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant may not permit cooking in or about the Premises other than in microwave ovens.

6. Tenant may not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

7. Tenant may not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

8. Tenant will park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant will not unreasonably interfere with traffic flow within the Property and loading and unloading areas of other tenants.

9. Storage of propane tanks, whether interior or exterior, will be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, will be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant will protect electrical panels and building mechanical equipment from damage from forklift trucks.

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10. Tenant will not disturb, solicit or canvas any occupant of the Building or Property and will cooperate to prevent same.

11. No person may go on the roof of the Building without Landlord’s permission except to perform obligations under its lease.

12. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

13. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building will be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant will cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

14. All goods, including material used to store goods, delivered to the Premises of Tenant will be immediately moved into the Premises and will not be left in parking or exterior loading areas overnight.

15. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

16. Forklifts which operate on asphalt paving areas may not have solid rubber tires and may use only tires that do not damage the asphalt.

17. Tenant will be responsible for the safe storage and removal of all pallets. Pallets will be stored behind screened enclosures at locations approved by the Landlord.

18. Tenant will be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse will be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant’s expense and without further notice, any trash or refuse left elsewhere outside of the Premises or on the Property.

19. Tenant may not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise is allowed in the parking lots or other common areas.

20. Tenant will appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual “Red Tag Alert” system including weekly visual inspection of all sprinkler system valves on or within the Premises. Tenant will provide Landlord access to fire protection and any related communications equipment in the Premises at all times.

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EXHIBIT E

NON-DISTURBANCE, ATTORNMENT,

ESTOPPEL AND SUBORDINATION AGREEMENT

THIS NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of October     , 2006, by, between and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association as Administrative and Collateral Agent (the “Agent” or “Beneficiary”) for certain Lenders who are or become parties who become parties to that certain Credit Agreement dated June 5, 2006 (the “Credit Agreement”) by and among such Lenders and the Lessor, UNDER ARMOUR, INC., a Maryland corporation (“Lessee”), and MARLEY NECK 3R, LLC, a Delaware limited liability company (“Lessor”).

R E C I T A L S:

A. Lenders are the owners and holders, or expect to be the owners and holders, of certain Promissory Note dated or expected to be dated as of June 5, 2006, (the “Notes”) in the aggregate principal sum of One Hundred Seventy Million And No/100 Dollars ($170,000,000.00), secured by a Deed of Trust; Security Agreement; and Assignment of Leases and Rents (the “Mortgage”) and an Assignment of Leases and Rents (the “Assignment of Rents”), each of even date with the Note, which Mortgage constitutes a lien or encumbrance on that certain real property more particularly described in the attached Exhibit A (the “Property”).

B. Lessee is the holder of a leasehold estate covering a portion of the building known as 1040 Swan Creek Drive, Baltimore, Maryland (the “Building”) existing on the Property (the “Leased Premises”) pursuant to the terms of that certain lease dated on or about the date of the Agreement, and executed by Lessee and Lessor (the “Lease”). The Lessor has succeeded or will succeed to the interest of the Original Lessor under the Lease. A copy of the Lease, certified as true and correct by Lessee, has previously been delivered to Beneficiary and has not been amended, modified or terminated as of the date hereof.

C. Lessee, Lessor and Beneficiary in its capacity as Collateral Agent and Administrative Agent under the Credit Agreement desire to confirm their understanding with respect to the Lease, the Mortgage and the Assignment of Rents.

AGREEMENT

1. So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee’s part to be performed, Lessee’s possession and occupancy of the Leased Premises shall not be interfered with or disturbed by Beneficiary during the term of the Lease or any extension thereof duly exercised by Lessee.

2. Lessee hereby consents to the assignment by Lessor to Beneficiary of the Lease, as set forth in the Mortgage and the Assignment of Rents. If the interest of Lessor shall be transferred to and/or owned by Beneficiary by reason of judicial foreclosure, power-of-sale foreclosure or other proceedings brought by Beneficiary, or by any other manner, including, but not limited to, the institution of a receiver for the Property or Beneficiary’s exercise of its rights under the Assignment of Rents, Lessee shall be bound to Beneficiary under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly exercised by Lessee, with the same force and effect as if Beneficiary were the Lessor under the Lease, and Lessee does hereby attorn to Beneficiary as its Lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Beneficiary’s succeeding to the interest of the Lessor under the Lease; provided, however, that Lessee shall be under no obligation to direct its payment of rent to Beneficiary until Lessee receives written notice from Beneficiary to do so. The respective rights and obligations of Lessee and Beneficiary upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, as modified hereby, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth in full herein.

3. If Beneficiary shall succeed to the interest of the Lessor under the Lease, Beneficiary shall, subject to the last sentence of this Section 3, be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Beneficiary shall not be:

(a) Liable for any act or omission of any prior lessor (including Lessor) or for any monetary damages incurred by Lessee in connection therewith or liable for any act or omission prior to Beneficiary’s succession to title; or

(b) Subject to any offsets, defenses or counterclaims which Lessee might have against any prior lessor (including Lessor) or accruing prior to Beneficiary’s succession to title; or

(c) Bound by any rent, additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor) or prior to Beneficiary’s succession to title and all such rent shall remain due and owing notwithstanding such advance payment; or

(d) Bound by any amendment or modification of the Lease made without its consent and written approval; or

(e) Required to restore any damage to or destruction of the Building or the Leased Premises or otherwise perform the obligations of Lessor under the Lease in the event of a foreclosure of the Mortgage or acceptance by Beneficiary of a deed in lieu of foreclosure, in either instance prior to full restoration of such damage or destruction.

(f) Neither Agent, nor any other party who, from time to time, shall be included in the definition of the term “Beneficiary” hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own a fee interest in or to the Property.

4. Subject to the terms of this Agreement (including, but not limited to, those in Sections 1 and 2 hereof), the Lease and the terms thereof are, and shall at all times continue to be, subject and subordinate, in each and every respect, to the Mortgage and the terms thereof, and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies of the Mortgage or the Assignment of Rents, whether or not consistent with the Lease.

5. The term “Beneficiary” shall be deemed to include Wells Fargo Bank, National Association, and all of its successors and assigns as Agent, including anyone who shall have succeeded to Lessor’s interest by, through or under judicial or power-of-sale foreclosure or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

6. Lessee represents and warrants to Lender as follows:

(a) Lessee’s Leased Premises comprises 308,220 rentable square feet.

(b) Lessee has no options to renew or extend the term of the Lease, except as follows (if None, insert “None”): See Section 2.2 in Lease.

(c) Lessee has no expansions, rights of first refusal, or rights of first offer except as follows (if None, insert “None”): None.

(d) The Lease is in full force and effect.

(e) Lessee claims no present charge, lien or claim of offset against rent.

(f) Lessee’s percentage share of operating expenses and real estate taxes is 100%.

(g) There are no existing defaults under the Lease by reason of any act or omission of the Landlord Parties, nor does there exist any condition or has there occurred or failed to occur any event or act, including without limitation, the construction of any tenant improvements or any construction or furnishing or other physical work on or with respect to the Leased Premises or the building in which the Leased Premises are located, which with the giving of notice and/or the passage of time without cure will become a default under the Lease by any act or omission of the Landlord Parties except as follows (if None, insert “None”): None.

(h) The Lease and all amendments, other agreements, understandings or commitments or interpretations or other agreements between Lessee and Landlord Parties which relate to the Lease or the Leased Premises, consist of the following, a copy of each of which is attached hereto:

i) Industrial Lease Agreement dated on or about the date of this Agreement by and between Lessee and Lessor.

(i) Lessee has no right of first refusal or option to purchase the building or any portion thereof.

(j) Lessee has not received any written notice indicating a violation of any environmental law or regulation which affects the Leased Premises.

(k) Lessee has not received any written notice of any brokerage commissions which will be due and payable to any person, firm or corporation or other entity with respect to or on account of the Lease, other than as described in Section 45 of the Lease.

(l) The undersigned is duly authorized and fully qualified to execute this instrument on behalf of Lessee.

7. In the absence of the prior written consent of Beneficiary, Lessee agrees not to do any of the following: (a) prepay rent under the Lease for more than one (1) month in advance, (b) enter into any agreement with the Lessor to amend or modify the Lease, (c) voluntarily surrender the Leased Premises or terminate the Lease prior to the expiration date thereof set forth in the Lease, and (d) sublease all or any part of the Leased Premises or assign all or any part of the Lessee’s interest in the Lease.

8. In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall give written notice thereof to Beneficiary and Beneficiary shall have the right (but not the obligation) to cure such failure. Lessee shall not take any action with respect to such failure under the Lease, including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days after receipt of such written notice by Beneficiary; provided, however, that in the case of any default which cannot with diligence be cured within said 30-day period, if Beneficiary shall proceed promptly to cure such failure and thereafter prosecute the curing of such failure with diligence and continuity, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of such failure with diligence and continuity.

9. So long as the Note is outstanding, Lessee covenants to provide Beneficiary with all information, including, but not limited to evidence of payment of taxes and insurance (if Lessee is obligated for such payments under the Lease) to which the Lessor may be entitled under the Lease.

10. So long as the Note is outstanding, Beneficiary or its designee may enter upon the Property at all reasonable times to visit or inspect the Property to the extent the Lessor has the right to do so under the Lease. Lessor agrees that the Beneficiary may discuss with the Lessee the affairs, finances and accounts of Lessee applicable to the Property or the Lease at such reasonable times as Beneficiary or its designee may request.

11. Lessee hereby represents and warrants that the Lease and this Agreement have been duly authorized, executed and delivered by Lessee and constitute legal, valid and binding instruments, enforceable against Lessee in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally.

12. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successor and assigns. In the event of a conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of this Agreement shall control.

13. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

14. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by delivery by recognized overnight delivery carrier which requires a receipt upon delivery. All notices shall be effective only upon delivery or failure of delivery due to refusal to accept delivery or the failure of the addressee to be present at the address set forth below or a different address if notice of change is given pursuant to this Section 14. For purposes of notice, the addresses of the parties shall be:

Lessor:	Marley Neck 3R, LLC
c/o ASB Capital Management LLC
7501 Wisconsin Avenue
Suite 200E
Bethesda, Maryland 20814
Attn: Mandi Wedin

With a copy to:	Transwestern Commercial Services
6700 Alexander Bell Drive
Suite 350
Columbia, Maryland 21046
Attn: Mary Frances Costantino

Lessee:	Under Armour, Inc.
1020 Hull Street
Baltimore, Maryland 21230
Attn: J. Scott Plank

With copies to:	Under Armour, Inc.
1020 Hull Street
Baltimore, Maryland 21230
Attn: Kevin Haley, General Counsel

and

WilmerHale
100 Light Street
Baltimore, Maryland 21202
Attn: Mark Pollak, Esq.

Beneficiary:	Wells Fargo Bank, National Association
c/o Real Estate Group
Suite 400
1750 H Street NW
Washington, D.C. 20006
Attention: Manager, Loan Administration Department

With a copy to:	Wells Fargo Bank, N.A.
Real Estate Group
6th Floor
420 Montgomery Street
San Francisco, California 94111
Attention: Chief Credit Officer, Real Estate Group

provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth hereinabove.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Lessee has executed this Agreement, or has caused it to be executed on its behalf as of the date first above written by                             , its                                 .

LESSEE:

UNDER ARMOUR, INC., a Maryland corporation

By: ______________________________[SEAL]
Print Name:_____________________________
Its:____________________________________

                                                              ) ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                     , who is personally well known to me as, or satisfactorily proven to be, the person named as                                          of Under Armour, Inc., in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of October     , 2006, personally appeared before me in the said jurisdiction, and acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this                      day of October, 2006.

Notary Public

[SIGNATURES CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, the Lessor has executed this Agreement, or has caused it to be executed on its behalf as of the date first above written by Swan Creek Associates, LLC, a Delaware limited liability company, its sole member, who has caused this Agreement to be signed on its behalf by EBREF Holding Company, LLC, its sole member.

LESSOR: MARLEY NECK 3R, LLC, a Delaware limited liability company

By:	ASB Capital Management, LLC, a Maryland limited liability company, its agent

	By:	_________________________[SEAL]
Mandi L. Wedin
Vice President

DISTRICT OF COLUMBIA ) ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Mandi L. Wedin, who is personally well known to me as, or satisfactorily proven to be, the person named as Vice President of ASB Capital Management, LLC, a Maryland limited liability company, the agent of Marley Neck 3R, LLC, a Delaware limited liability company, in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of October __, 2006, personally appeared before me in the said jurisdiction, and acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this                      day of October, 2006.

Notary Public

My Commission Expires:

[SIGNATURES CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, Beneficiary has caused this Agreement to be executed on its behalf as of the date first above written by                                     , its Vice President.

BENEFICIARY:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

DISTRICT OF COLUMBIA ) ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                             , who is personally well known to me as, or satisfactorily proven to be, the person named as Vice President of Wells Fargo Bank, National Association in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of October __, 2006, personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him by said Agreement, acknowledged the same to be the act and deed of Wells Fargo Bank, National Association, and delivered the same as such.

GIVEN under my hand and official seal this                      day of October, 2006.

Notary Public

My Commission Expires:

EXHIBIT A TO NON-DISTURBANCE, ATTORNMENT,

ESTOPPEL AND SUBORDINATION AGREEMENT

BEING KNOWN AND DESIGNATED as Lots Nos. 3RR and 4R as shown on Plat entitled “ADMINISTRATIVE PLAT LOT 3RR, A RESUBDIVISION OF LOT 3R, MARLEY NECK INDUSTRIAL PARK”, which Plat is recorded among the Land records of Anne Arundel County, Maryland in Plat Book No. 247, Plats Nos. 12879 and 12880.